Exhibit 10.59

Execution Version

PURCHASE AGREEMENT

by and among

ABG INTERMEDIATE HOLDINGS 2 LLC
(“Buyer”),
WOLVERINE WORLD WIDE, INC.
(“Wolverine”),
SAUCONY, INC.
(“Saucony”) AND
EACH OF THE ACQUIRED COMPANIES IDENTIFIED HEREIN

January 10, 2024

TABLE OF CONTENTS

ARTICLE 2 REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER
PARTIES AND THE ACQUIRED COMPANIES..................................................…3

(i)

Section 9.10 Partial Invalidity..............................................................................…51
Section 9.11 Certain Disclosure Matters.................................................................51
Section 9.12 Specific Performance...........................................................................51
Section 9.13 Representation by Retained Firms; Privileged Communications.. 52
Section 9.14 No Recourse..........................................................................................52

EXHIBITS
Exhibit 1.4(b)(ix)    Terminated Contracts
Exhibit 4.4(e)    Purchase Price Allocation
Exhibit 8.1     Included Contracts
Exhibit 8.2    Interests Assignment
Exhibit 8.3    Other IP Purchased Assets

(ii)

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) is made as of January 10, 2024, by and among ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“Buyer”), Wolverine World Wide, Inc., a Delaware corporation (“Wolverine”), Saucony, Inc., a Massachusetts corporation and wholly owned subsidiary of Wolverine (“Saucony,” and together with Wolverine, each a “Seller Party” and collectively, the “Seller Parties”), Sperry Top-Sider, LLC, a Massachusetts limited liability company (“Sperry Top-Sider”) and SR Holdings, LLC, a Delaware limited liability company (“SR Holdings,” and together with Sperry Top-Sider, each, an “Acquired Company” and collectively, the “Acquired Companies”). Buyer, the Seller Parties and the Acquired Companies are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement and not otherwise defined have the meaning set forth in ARTICLE 8.
Wolverine owns and operates that certain footwear, apparel and accessories business under the Sperry Brand (the “Business”).
Saucony owns 100% of the issued and outstanding Equity Interests of each Acquired Company.
The Acquired Companies own all right, title and interest in and to the trademarks SPERRY and SPERRY TOP-SIDER and derivatives thereof, and all Trademarks set forth on Schedule 2.9(a) (collectively, the “Sperry Brand”).
Buyer desires to purchase and acquire from Saucony, and Saucony desires to sell and transfer to Buyer, all of the outstanding equity of each Acquired Company, for the consideration and on the terms set forth in this Agreement.
Concurrently with the consummation of the transactions contemplated by this Agreement, Wolverine and certain of its Affiliates will sell certain inventory and other assets associated with the Business to Aldo U.S. Inc., a Delaware corporation (“Aldo”).
ACCORDINGLY, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for good and valuable consideration, the receipt of which the Parties acknowledge, and intending to be legally bound, the Parties agree as follows:
ARTICLE 1
PRINCIPAL TRANSACTION
Section 1.1 Sale and Purchase of Equity Interests. On the terms and subject to the conditions of this Agreement, at Closing, Saucony will sell, grant, convey, assign, deliver and transfer to Buyer, and Buyer will purchase and accept from Saucony, all of the issued and outstanding Equity Interests of each Acquired Company (collectively, the “Interests”), free and

Purchase Agreement

clear of any Encumbrances (other than transfer restrictions arising under the Securities Act and other applicable securities Laws).
Section 1.2    Purchase Price; Payment.
(a)In consideration of the sale and transfer of the Interests to Buyer, at Closing, Buyer will pay to Wolverine, as payee agent for Saucony, an aggregate amount equal to $70,000,000 (the “Purchase Price”). The applicable portion of the Purchase Price will be allocated among the Interests and the assets of SR Holdings and Sperry Top-Sider in accordance with Section 4.4(e).
(b)At Closing, Buyer will pay to Wolverine, as payee agent for Saucony, an amount equal to the Purchase Price.
Section 1.3 Closing. The consummation of the transactions contemplated by this Agreement (“Closing”) will take place on the date hereof (the “Closing Date”) by conference call and electronic (i.e., email/PDF) or facsimile exchange of signatures, documents and other deliverables required to be executed and/or delivered at Closing. Closing will be deemed effective as of 12:01 a.m. Eastern time on the Closing Date.
Section 1.4    Closing Deliverables.
(a)At Closing, Buyer will make the payments required pursuant to Section 1.2(b) and will deliver, or cause to be delivered, to Wolverine: (i) an Interest Assignment, duly executed by Buyer; and (ii) a certificate signed by an authorized officer of Buyer, dated as of the Closing Date, certifying (A) that attached thereto is a true, correct and complete copy of resolutions of the governing body of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents.
(b)At Closing, the Seller Parties will deliver, or cause to be delivered, to Buyer: (i) evidence that the Pre-Closing Contribution has been completed; (ii) an Interest Assignment, duly executed by Saucony; (iii) a certificate of good standing and/or existence, as applicable, from each Acquired Company’s jurisdiction of formation and any foreign jurisdiction in which an Acquired Company is authorized to do business as of a date no more than 10 Business Days prior to the Closing Date; (iv) upon Buyer’s request, resignations of the managers and officers of each Acquired Company; (v) evidence of the termination or release of, or the right to terminate or release, all Encumbrances on the Interests (other than transfer restrictions arising under applicable securities Laws) and all Encumbrances on the assets of each Acquired Company (other than Permitted Encumbrances); (vi) a duly executed IRS Form W-9 from Saucony; (vii) a certificate signed by an authorized officer of each Seller Party, dated as of the Closing Date, certifying (A) that attached thereto is a true, correct and complete copy of resolutions of the governing body of each such Seller Party authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby; and (B) the names and signatures of the officers of such Seller Party authorized to sign this Agreement and the other Transaction Documents; (viii) a list setting forth the location(s) of all tangible Acquired Company IP; (ix) evidence, in form and substance reasonably satisfactory to Buyer, that all

Purchase Agreement

Contracts set forth on Exhibit 1.4(b)(ix) have been terminated; (x) a fully executed Domain Name and Social Media Assignment Agreement; (xi) a fully executed Retail Store License Agreement; and (xii) fully executed Powers of Attorney.
Section 1.5 Withholding. Buyer will be entitled to deduct and withhold from any amounts payable under this Agreement or another Transaction Document any withholding Taxes or other amounts required pursuant to the Code or other applicable Tax Laws to be deducted and withheld. Prior to withholding or deducting Taxes from the amounts payable under this Agreement, Buyer shall use commercially reasonable efforts to provide Wolverine with prior written notice of Buyer’s intention to withhold and its calculation of the amount to be withheld, and shall allow Wolverine a reasonable opportunity to furnish forms, certificates or other documentation that would eliminate or minimize any required deductions or withholdings. To the extent that amounts are deducted or withheld and remitted to the applicable Governmental Body, such amounts will be treated for purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES REGARDING
THE SELLER PARTIES AND THE ACQUIRED COMPANIES
Subject to the exceptions and qualifications set forth on the Disclosure Schedule and Section 9.11, the Seller Parties make the following representations and warranties to Buyer.
Section 2.1    Organization, Qualification and Power; Authorization.
(a)Each Seller Party and Acquired Company is duly organized, validly existing and in good standing (to the extent such concepts are recognized) under the Laws of the jurisdiction of its organization. Each Acquired Company is qualified to conduct its business as it has been and is currently conducted and is in good standing as a foreign entity under the Laws of each jurisdiction where such qualification is required, including where the ownership, leasing or operation of each Acquired Company’s assets or properties or the conduct of its business requires such qualification. Section 2.1(a) of the Disclosure Schedule sets forth, for each Acquired Company, (i) each jurisdiction in which such Acquired Company is licensed or qualified to do business and (ii) each “doing business as” or “fictitious name” held by the applicable Acquired Company in each such jurisdiction. Each Seller Party and Acquired Company has the full requisite corporate or limited liability company power and authority necessary to enable it to own, lease or otherwise hold its properties and assets, including, in the case of Saucony, the Equity Interests, and to carry on its business as currently conducted. Buyer has been provided true, correct and complete copies of the Organizational Documents of each Acquired Company as in effect on the date hereof. Neither Acquired Company nor any Seller Party is in violation of its Organizational Documents. Except as set forth on Schedule 2.1(a), since the Acquisition Date, no Acquired Company is the surviving entity of a merger, consolidation or similar event.
(b)Each Seller Party and Acquired Company has the full requisite corporate or limited liability company power and authority, and the legal right, to execute and deliver the Transaction Documents and each other document or instrument required to be executed or delivered by it at Closing, to perform its obligations thereunder and to consummate the transactions contemplated

Purchase Agreement

thereby. The execution and delivery by each Seller Party and Acquired Company of, and the performance and consummation by each Seller Party and Acquired Company of its obligations under, the Transaction Documents to which it is a party has been and is duly and validly authorized by all the requisite corporate or limited liability company action by each Seller Party and Acquired Company. No other corporate or limited liability company actions or proceedings are required to be taken by or on the part of any Seller Party or an Acquired Company to authorize and permit the execution, delivery and performance by such Party of the Transaction Documents to which it is a party. Each Transaction Document to which a Seller Party or Acquired Company is a party has been duly and validly executed and delivered and constitutes, assuming due authorization, execution and delivery by each other party thereto, a valid and legally binding obligation of such Seller Party and Acquired Company, enforceable against it in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and subject to the application of general principles of equity (regardless of whether considered in a Proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).
Section 2.2 Capitalization; Title. The Interests are the only issued and outstanding Equity Interests of the Acquired Companies and there are no other Equity Interests of the Acquired Companies issued, reserved for issuance or outstanding. All of the outstanding Equity Interests of Saucony are owned by Wolverine. Saucony has good and valid title to all of the Interests, and the Interests are owned by Saucony, and indirectly by Wolverine, free and clear of any Encumbrances (other than transfer restrictions under applicable securities Laws). The Interests were (to the extent such concepts are applicable) duly authorized and validly issued, fully paid and non-assessable, are owned of record by Saucony and beneficially by Wolverine, were not issued in violation of any Laws, the Organizational Documents of the applicable Acquired Company or, to the extent applicable, the preemptive rights or other similar right of any Person. There are no Contracts in effect obligating a Seller Party or an Acquired Company to sell, transfer, issue, purchase or redeem any Equity Interests of an Acquired Company or restricting the voting or transfer of the Interests. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Interests or obligating an Acquired Company or a Seller Party to issue or sell any Interests or any other Equity Interest in either Acquired Company. No Acquired Company has any outstanding or authorized equity appreciation, phantom equity, profit participation, profit sharing or similar rights.
Section 2.3 Noncontravention. Neither the execution and delivery by a Seller Party or an Acquired Company of the Transaction Documents to which it is a party, the sale by Saucony of the Interests pursuant to the Transaction Documents (with or without notice or lapse of time or both), the performance by a Seller Party and an Acquired Company of its obligations under such Transaction Documents nor the consummation by a Seller Party or an Acquired Company of the transactions contemplated by such Transaction Documents: (a) violate any provision of the Organizational Documents of such Seller Party or Acquired Company; (b) violate any Law or Order to which such Seller Party or Acquired Company is subject; (c) except as set forth on Schedule 2.3, conflict with, result in a breach of, constitute (with or without notice or lapse of time or both) a default under, result in the acceleration of, create (with or without notice or lapse of time or both) in any third Person thereto the right to accelerate, terminate, modify or cancel or require any notice or consent under any Contract; or (d) result in the imposition of an Encumbrance (other than a Permitted Encumbrance) on any asset of an Acquired Company or the Interests (other than

Purchase Agreement

transfer restrictions under applicable securities Laws). Except for notices, filings, authorizations, consents or approvals of a Governmental Body obtained prior to Closing or required by Law to be made after Closing, and assuming receipt of any consent, approval or authorization set forth on Schedule 2.3, no Seller Party is required by Law, Contract or otherwise to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by the Transaction Documents.
Section 2.4    Subsidiaries; Books and Records.
(a)Except as set forth on Schedule 2.4(a), neither Acquired Company owns, or, since the Acquisition Date, has owned or has had, or has the right or obligation to acquire any Equity Interests of another Person.
(b)The minute books and ownership records of the Acquired Companies, copies of which have all been provided to the Buyer, are true, correct and complete in all material respects and, during the period of the Seller Parties’ ownership of the Acquired Companies have been maintained in accordance with sound business practices.
Section 2.5    Title to Assets; Sufficiency.
(a)At Closing, subject to the filing of customary lien releases with respect to Indebtedness listed on Schedule 2.5(a), the Acquired Companies will own their respective assets, and have good, marketable and valid title to, or a valid license to use, their respective assets, free and clear of any Encumbrance (other than a Permitted Encumbrance).
(b)Prior to Closing, the Seller Parties have completed, or have caused to be completed, the transfer and assignment of all Other IP Purchased Assets to an Acquired Company (the “Pre- Closing Contribution”), including by delivery to Buyer of the following: (i) a fully executed Unregistered IP Assignment; and (ii) a fully executed contribution and assignment and assumption agreement with respect to the balance of the Other IP Purchased Assets, which shall be in a form reasonably satisfactory to Buyer.
(c)The Other IP Purchased Assets constitute all of the Intellectual Property owned or held for use by a Seller Party or any of its Affiliates (other than the Acquired Companies) and used exclusively in connection with the Business prior to the Pre-Closing Contribution and, upon the consummation of the Pre-Closing Contribution, will be deemed Acquired Company IP.
(d)The Acquired Company IP, Other Intellectual Property, Other IP Purchased Assets and Shared IP collectively represent all of the Intellectual Property (i) owned or held for use by the Acquired Companies and the Seller Parties or its Affiliates in connection with the Business; (ii) necessary and sufficient to manufacture, distribute and sell products consistent with the products branded with or offered under the Sperry Brand manufactured, distributed and sold as of Closing and (iii) necessary and sufficient to conduct the Business in substantially the same manner as currently conducted; provided, however that, with respect to clauses (ii) and (iii), no representation or warranty is provided with respect to any Intellectual Property held by manufacturers or suppliers and used in the manufacture of products for the Business. For the avoidance of doubt, as of the Closing Date, the Acquired Companies will not own or maintain any operating assets that are the subject of the Aldo Transaction.

Purchase Agreement

(e)Notwithstanding Section 2.5(d), no Unregistered Intellectual Property is material to the conduct of the Business as currently conducted.
(f)         As of the Closing Date, (i) subject to clause (ii) below, no Acquired Company employs any employees or holds or maintains any assets or real property other than the Acquired Company IP; and (ii) no Acquired Company holds or maintains any Contracts other than the Contracts set forth on Exhibit 8.1 (Included Contracts) and on Schedules 2.9(b)(i), (c)(i), (d), (e)(i) and 2.11(a) and not terminated pursuant to Section 1.4(b)(ix).
Section 2.6    Tax Matters.
(a)Saucony (to the extent relating to the Acquired Companies or their assets) and each Acquired Company have timely filed all Tax Returns that they were required to file, and have paid all income Taxes shown thereon as owing. All such Tax Returns are true, accurate and correct in all material respects. All Taxes (whether or not such Taxes have been reflected on any Tax Return) payable by or on behalf of an Acquired Company have been paid.
(b)There are no pending or, to the Seller Parties’ Knowledge, threatened Proceedings by any Taxing Authority against an Acquired Company or other Seller Party (with respect to the Business or an Acquired Company) and no written notification has been received by a Seller Party threatening any such Proceeding.
(c)During the last three (3) years, no written claim has been made by a Governmental Body in a jurisdiction where an Acquired Company or other Seller Party (with respect to the Business or an Acquired Company) does not file Tax Returns that such Acquired Company or other Seller Party (with respect to the Business or an Acquired Company) is or may be subject to taxation in such jurisdiction.
(d)Each Acquired Company has withheld or caused to be withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, customer or other third Person, and has timely reported and remitted withheld Taxes to the proper Governmental Body in accordance with applicable Tax Laws.
(e)Neither of the Acquired Companies participate or have participated in any “reportable transaction,” “listed transaction” or “tax shelters” within the meaning of the Code.
(f)The transactions contemplated by this Agreement do not (and are not reasonably expected to) constitute part of one or more transactions that are the same or substantially similar to the listed transaction described in Internal Revenue Service Notice 2001-16, as amended by Internal Revenue Service Notice 2008-111.
(g)There are no Encumbrances for Taxes (other than Permitted Encumbrances) on any assets of an Acquired Company.
(h)The Acquired Companies are in compliance with applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Business. The price for

Purchase Agreement

property or services (or for the use of any property) provided by or to the Business are arm’s- length prices for purposes of applicable transfer pricing Laws, including Treasury regulations promulgated under Section 482 of the Code.
(i)         Since the Acquisition Date, each Acquired Company has been disregarded as separate from Saucony within the meaning of Treasury regulations Section 301.7701-2 and no election under Treasury regulations Section 301.7701-3 has been made to treat either Acquired Company as a corporation for U.S. federal (or applicable state or local) income tax purposes. The Interests constitute all of the outstanding partnership interests (as determined for federal income tax purposes) in the Acquired Companies.
(j)         Neither Acquired Company holds any Section 197 intangible within the meaning of Section 197 of the Code that would be subject to the anti-churning rules of Section 197(f)(9) of the Code.
Section 2.7 Absence of Certain Changes. Except as set forth on Schedule 2.7, since January 1, 2023 the Seller Parties and the Acquired Companies have operated the Business in the Ordinary Course and there has not been any: (a) sale, assignment, abandonment, cancellation, transfer, license or other disposition of any material assets or rights that would otherwise constitute Acquired Company IP or Other IP Purchased Assets hereunder; (b) imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the Acquired Company IP or Other IP Purchased Assets; (c) Material Adverse Effect; (d) any change in the Organizational Documents of an Acquired Company not reflected in the most recent Organizational Documents provided to Buyer; (e) issuance, pledge, redemption, sale or other transfer or disposition of any Interests or other Equity Interests of an Acquired Company; (f) engagement in a merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction or filing of a petition in bankruptcy under any provision of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against any Acquired Company under any similar Law, in each case, except with respect to the Pre-Closing Contribution; (g) acquisition (including by merger, consolidation, acquisition of Equity Interests or assets, or otherwise) by any Acquired Company of any Person or any division thereof, except with respect to the Pre-Closing Contribution; or (h) any commitment or agreement by any Seller Party or Acquired Company (whether orally or in writing) to do any of the foregoing.
Section 2.8    Legal Compliance.
(a)Except as set forth on Schedule 2.8(a), each Acquired Company and Seller Party (with respect to the Business) is, and during the last five (5) years has been, in compliance in all material respects with applicable permits, Laws and Orders, and during the last five (5) years no Acquired Company or Seller Party (with respect to the Business) has received written, or to the Seller Parties’ Knowledge any other, notice of any threatened claim or charge with respect to any violation of any permit, Law or Order. No Acquired Company nor Seller Party has made any prior disclosure to any Governmental Body related to violations (potential or actual) of any Law other than in connection with the Proposition 65 matter disclosed on Schedule 2.8(b).
(b)Except as set forth on Schedule 2.8(b), no Seller Party has received any written notice, demand, claim, request for information under Title 27, Chapter 1 of the California Code of

Purchase Agreement

Regulations, the Safe Drinking Water and Toxic Enforcement Act of 1986 or any successor statutes (“Proposition 65”), in connection with the Business, indicating that any Seller Party or Acquired Company is in violation of, or is potentially liable under, Proposition 65 with respect to the conduct of the Business. Except as set forth on Schedule 2.8(b), there is no civil, criminal, or administrative claim, notice of violation or proceeding pending, nor any judgment issued with respect to the Business, nor to Seller Parties’ Knowledge, threatened, in each case relating in any way to any Seller Party’s or Acquired Company’s violation of Proposition 65, which has not been resolved in all respects.
(d)         No Acquired Company has any actual liability that is outstanding as of the date hereof with respect to (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA) sponsored or maintained by a Seller Party that is subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code or (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA).
Section 2.9    Intellectual Property.
(a)Schedule 2.9(a) contains a true and complete list of all Registered Intellectual Property, in each case, specifying the owner of record, date of application or issuance, application or registration number and relevant jurisdiction.
(b)(i) Schedule 2.9(b)(i) contains a true and complete list of all written licenses, written sublicenses and other written Contracts under which an Acquired Company is granted rights by others in Other Intellectual Property (specifying the Acquired Company party thereto and including only such Contracts that are in effect as of the Closing Date or that provide for a sell-off period extending past the Closing Date); and (ii) Schedule 2.9(b)(ii) contains a true and complete list of all written licenses, written sublicenses and other written Contracts under which a Seller Party or its Affiliates (other than the Acquired Companies) is granted rights by others in Other Intellectual Property (specifying the Seller Party or its Affiliate party thereto and including only such Contracts that are in effect as of the Closing Date or that provide for a sell-off period extending past the Closing Date), in each case of (i) and (ii), other than Shrink-Wrap and Enterprise Licenses (collectively, the “Company Inbound Licenses”).
(c)(i) Schedule 2.9(c)(i) contains a true and complete list of all written licenses, written sublicenses and other written Contracts under which an Acquired Company has granted any rights to others in or to any Company Owned Intellectual Property Rights (specifying the Acquired Company party thereto and including only such Contracts that are in effect as of the Closing Date or that provide for a sell-off period extending past the Closing Date), and (ii) Schedule 2.9(c)(ii) contains a true and complete list of all written licenses, written sublicenses and other written Contracts under which a Seller Party or its Affiliates (other than the Acquired Companies) has granted any rights to others in or to any Company Owned Intellectual Property Rights (specifying the Seller Party or its Affiliate party thereto and including only such Contracts that are in effect as of the Closing Date or that provide for a sell-off period extending past the Closing Date), in each case including all distribution agreements but excluding non-exclusive licenses for de minimis uses granted in the Ordinary Course (collectively, the “Company Outbound Licenses”, and together with the Company Inbound Licenses, the “Company IP Licenses”).

Purchase Agreement

(d)Schedule 2.9(d) contains a true and complete list of (i) all consent and coexistence agreements, (ii) all indemnifications, forbearances to sue, and all similar undertakings and (iii) all settlement agreements, in each case of clauses (i)-(iii), resolving actual or potential Intellectual Property disputes related to the Business as currently conducted.
(e)(i) Schedule 2.9(e)(i) contains a true and complete list of all Marketing and Design Agreements held by an Acquired Company (specifying the Acquired Company party thereto); (ii) Schedule 2.9(e)(ii) contains a true and complete list of all Marketing and Design Agreements held by any Seller Party or its Affiliates (other than the Acquired Companies) exclusively related to the Business as currently conducted (specifying the Seller Party or its Affiliate party thereto); and (iii) Schedule 2.9(e)(iii) contains a true and completed list of all Marketing and Design Agreements held by any Seller Party or its Affiliates (other than the Acquired Companies) related to the Business as currently conducted (specifying the Seller Party or its Affiliate party thereto).
(f)         The Acquired Companies exclusively own all legal and beneficial right, title and interest in and to all Company Owned Intellectual Property Rights. The Company Intellectual Property Rights can be transferred to Buyer free and clear of all Encumbrances (other than Permitted Encumbrances). Except for the Keds Blue Label License Agreement, which was an “Assigned Contract” under the Keds Purchase Agreement, none of the Company Owned Intellectual Property Rights are subject to the terms of the Keds Purchase Agreement. Except as set forth on Schedule 2.9(f), the Acquired Companies have the right to use the Company Intellectual Property Rights without the payment of any royalties or other amounts to any other Person. Each Company IP License is in full force and effect in accordance with its terms, and the Seller Party or its Affiliate that is party thereto has performed all obligations due (including the obligation to pay any royalties or licensing fees to any Person) and required to be performed by it under such Company IP License, and the Seller Party or its Affiliate, that is party thereto is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder and, to the Seller Parties’ Knowledge, no other party to any such Company IP License is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. A Seller Party or its Affiliate has a binding, valid and subsisting Contract providing a license or other contractual right to use the Other Intellectual Property. No third parties hold rights to directly receive any portion of royalty revenues derived by an Acquired Company, nor any other rights to participate in the profits or revenues derived from, any Company Owned Intellectual Property Rights.
(g)Except as set forth on Schedule 2.9(g): (i) all Company Owned Intellectual Property Rights, to the extent issued or registered, as applicable, are subsisting, valid, enforceable and in full force and effect, are held of record in the name of an Acquired Company or are included among the Other IP Purchased Assets, are not the subject of any Proceeding challenging ownership, scope, enforceability, effect or validity (including any oppositions, cancellations, interferences or re-examinations) and are currently in compliance with all formal legal requirements which have come due as of the date hereof and such obligations which come due within 90 days after the Closing Date (including, as applicable, the payment of all filing, examination and maintenance fees, inventor declarations, proofs of working or use, timely post- registration filing of affidavits of use and incontestability and renewal applications); (ii) the conduct of the Business as currently conducted, and as historically conducted within the last five years does not and did not during such five-year period infringe on, misappropriate, violate, dilute

Purchase Agreement

or conflict with any Intellectual Property Rights owned by another Person; (iii) within the last five years, no Seller Party or any Affiliate (with respect to the Business) has received any written or, to the Seller Parties’ Knowledge other, notice with respect to any alleged infringement, misappropriation, violation or unlawful or improper use of any Intellectual Property Rights owned or alleged to be owned by another Person, or any assertion of unfair competition or violation of trade practices under the Laws of any jurisdiction by such Person; (iv) no Seller Party or any Affiliate (with respect to the Business) has within the last five years made any written claim or sent any written notice that a Person is infringing, misappropriating or violating any Company Owned Intellectual Property Rights; (v) to the Seller Parties’ Knowledge, no Person is infringing, misappropriating, diluting, conflicting with or violating any Company Intellectual Property Rights; (vi) no claim for damages or Order is pending or, to the Seller Parties’ Knowledge, threatened that would limit the use, validity, enforceability or enjoyment of any right in and to the Company Intellectual Property Rights (other than actions arising in the Ordinary Course in the context of (A) prosecution of applications for Company Owned Intellectual Property Rights that are not oppositions or interferences to pending Company Registered Marks or pending Company Patents, respectively; or (B) registered Company Owned Intellectual Property Rights that are not cancellations, revocations, or reviews associated with registrations); and (vii) the Shared IP does not include any Registered Intellectual Property. The Seller Parties further represent and warrant that there are no oppositions, interferences, cancellations, revocations, reviews or any other contested proceedings involving any Company Owned Intellectual Property Rights within the last five years that are not set forth on Schedule 2.9(g).
(h)Neither the execution, delivery or performance by a Seller Party or an Acquired Company of this Agreement or any other Transaction Document to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, will result in, or give any other Person the right or option to cause or declare: (i) the loss, cancellation, reversion or impairment of any right to own or use, or the validity or enforceability of, any Company Intellectual Property Rights anywhere in the world or, except as set forth on Schedule 2.9(h), any Other Intellectual Property; (ii) a breach of or default under any Company IP License or, to the extent set forth on Schedules 2.9(b)(ii), (c)(ii), (d) (to the extent not in the name of an Acquired Company) and (e)(ii), any Included Contract; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Company Intellectual Property Rights; or (iv) Buyer or any Acquired Company being (A) bound by, or subject to, any non-compete obligation, covenant not to sue, or other restriction on the operation or scope of its business, which such party was not bound by or subject to prior to the Closing, or (B) obligated to (1) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by such party prior to the Closing, or (2) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided to such Person prior to the Closing, in the case of each of clauses (i) and (ii) pursuant to any Contract to which any Seller Party or any of its Affiliates is a party.
(i)         No present or former employee, officer or manager of a Seller Party (or any Affiliate thereof), nor any present or former agent, consultant, outside contractor or subcontractor of a Seller Party (or any Affiliate thereof) holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company Owned Intellectual Property Rights. Except as set forth on Schedule 2.9(i), without limiting the generality of the foregoing, each such Person is subject to a valid, binding, written Contract or other legally sufficient obligation, whereby such Persons (i) assign to the applicable Seller Party or its Affiliate any ownership interest and right they may have

Purchase Agreement

to any Intellectual Property and Intellectual Property Rights authored, created or conceived in the course of performance for the Business; and (ii) agree to confidentiality obligations protecting the Trade Secrets related to the Business and other non-public elements of Company Intellectual Property Rights. The Seller Parties have provided Buyer with true and complete copies of all such Contracts relating to pending patent applications and granted patents. To the Seller Parties’ Knowledge, no officer or employee of any Seller Party or its Affiliates with respect to the Business is subject to any Contract with any other Person which requires such officer or employee to assign to another Person any interest in inventions or other Intellectual Property Rights or keep confidential any Trade Secrets related to the Business, proprietary data, customer lists or other business or technical information, in each case, solely with respect to the Business.
(j)         The Seller Parties have taken reasonably necessary steps on behalf of themselves and their Affiliates to protect their respective right, title and interest in and to, and the confidentiality of, the Company Owned Intellectual Property and all other proprietary information to the extent held or purported to be held by a Seller Party or its Affiliates and related to the Business as a Trade Secret. Except as set forth on Schedule 2.9(j), the Seller Parties have taken commercially reasonable steps to ensure that no Trade Secrets or any other confidential information of the Seller Parties and its Affiliates included within the Company Owned Intellectual Property Rights has been authorized to be disclosed or has been disclosed to any employee or third Person other than pursuant to a written Contract or other legally sufficient obligation restricting the disclosure and use of such Trade Secrets or other confidential information by such employee or third Person, and, to the Seller Parties’ Knowledge, there has been no unauthorized use or disclosure of any such Trade Secrets or other confidential information by such employee or third Person. The Seller Parties have taken reasonable security measures on behalf of themselves and their Affiliates to protect the confidentiality of all Trade Secrets and any other confidential information included within the Company Intellectual Property Rights for so long as the Seller Parties intended to maintain the confidentiality of such Trade Secrets.
(k)The Seller Parties’ transmission, use, modification (including, but not limited to, framing, if applicable), linking and other practices in respect of content proprietary to any other Person does not infringe, misappropriate or violate any personal, proprietary or other right of any such Person, and no claim in respect of any such infringement, misappropriation or violation is threatened or pending. The Company Website does not contain any computer code or any other scripts, procedures, routines or mechanisms which may: (i) infringe, misappropriate or violate any personal, proprietary or other right of any Person; (ii) disrupt, disable, harm or impair in any material way the operation of the Company Website; or (iii) permit any third-party to access the Company Website to cause disruption, disablement, harm, impairment, damage or corruption (sometimes referred to as “traps,” “access codes” or “trap door” devices).
Section 2.10    Privacy and Data Security.
(a)The Seller Parties and their Affiliates (with respect to the Business) are, and have been during the past three (3) years, in compliance in all material respects with (i) applicable Law relating to the rights of any Person with respect to Personal Information, including the Processing of Personal Information and all applicable industry standards related to the same (collectively, “Privacy Law”), (ii) any consents and privacy choices, including opt-in or opt-out preferences (such as with respect to direct marketing activities and the initiation, transmission, monitoring,

Purchase Agreement

interception, recording or receipt of communications) and rights requests, of natural Persons relating to Personal Information, and any obligations contained in any applicable external data privacy and security policies to which a Seller Party (with respect to the Business) or Acquired Company is bound with respect to the Processing of Personal Information (together, “Company Privacy Commitments”), and (iii) any contractual commitment made by any Seller Party or its Affiliates (with respect to the Business) that is applicable to such Personal Information (each, a “Company Data Agreement”) ((i)-(iii), collectively, “Data Protection Obligations”). The Seller Parties and their Affiliates (with respect to the Business) have provided appropriate notice and obtained consents necessary for the Processing of Personal Information to the extent required under Data Protection Obligations. Neither the execution, delivery, and performance of any Transaction Document or the consummation of the transactions contemplated thereby will cause, constitute, or result in a breach or violation of any Data Protection Obligation. Copies of all current public facing privacy policies used by the Business relating to the Processing of Personal Information by the Business have been made available to Buyers and such copies are accurate and complete.
(b)Except as set forth on Schedule 2.10(b), in the last three (3) years, no claims have been asserted or threatened in writing with respect to the Processing of Personal Information in connection with the Business or otherwise by any Acquired Company.
(c)In the last three (3) years, no breach or security incident of a nature that would require notice to any Person or Governmental Body under Data Protection Obligations in relation to any information or data Processed by or on behalf of any Seller Party or any of its Affiliates (in connection with the Business) has occurred or, to the Seller Parties’ Knowledge, is threatened.
(d)In the last three (3) years, neither any Seller Party nor any of its Affiliates (in connection with the Business) has received in writing any claim, notice or allegation from a Governmental Body or any other Person alleging or confirming non-compliance with a relevant requirement of any Data Protection Obligation.
Section 2.11    Material Contracts.
(a)Schedule 2.11(a) sets forth a true, accurate and complete list of all Contracts (other than (i) Included Contracts and (ii) the Contracts set forth on Schedules 2.9(b)(i), 2.9(c)(i), 2.9(d) and 2.9(e)(i)) to which an Acquired Company is a party (collectively, with the Included Contracts and all Contracts set forth on Schedules 2.9(b)(i), (b)(ii), (c)(i), (c)(ii), (d), (e)(i), (e)(ii) and (e)(iii), the “Material Contracts”).
(b)Each Material Contract is valid, binding and enforceable and in full force and effect against the applicable Acquired Company, subject to the Enforceability Exceptions. No Acquired Company or, to the Seller Parties’ Knowledge, no counterparty to any Material Contract, is involved in a dispute under any Material Contract or is in breach or default in any material respect under any Material Contract and, to the Seller Parties’ Knowledge, no event or circumstance has occurred which with notice, lapse of time or both would constitute such a material breach or default or otherwise cause or permit acceleration or other changes of any right or obligation, including cancellation or termination, of any Material Contract or the loss of any material right or benefit thereunder. In the past three years, neither Acquired Company nor, to the Seller Parties’

Purchase Agreement

Knowledge, any other party to a Material Contract, has provided or received any written, or to the Seller Parties’ Knowledge other, notice of its intention to terminate or have performance excused or delayed under any Material Contract. Copies of the written Material Contracts and a written summary of any oral Material Contracts have been provided to Buyer.
Section 2.12 Litigation. Except as set forth on Schedule 2.12, there are no Proceedings or Orders pending, threatened in writing or, to the Seller Parties’ Knowledge, threatened in any way other than writing against or involving an Acquired Company (including any Proceeding questioning the validity of any Transaction Document or seeking to enjoin or obtain monetary damages in respect of any Transaction Document or delay the consummation of the transactions contemplated thereby) or any of the property or assets of an Acquired Company or, to the Seller Parties’ Knowledge, against or involving any manager or officer of an Acquired Company (in their respective capacities as such).
Section 2.13 Illegal Payments; FCPA. Each Acquired Company and each Seller Party (solely to the extent such Seller Party was party to an Included Contract immediately prior to the assignment of such Included Contract to an Acquired Company in preparation for the transactions contemplated by this Agreement) is, and since January 1, 2019 has been, in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and all other Laws relating to anti-bribery, anti-money laundering or anti-corruption and no Acquired Company or any manager or officer of an Acquired Company or, to the Seller Parties’ Knowledge, any other Person acting on behalf an Acquired Company has, for the purpose of securing an improper advantage in obtaining or retaining business for or with, or directing business to, any Person, (a) made, offered or authorized, or agreed to make, offer or authorize, any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made, offered or authorized, or agreed to make, offer or authorize, any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political party or campaign, candidate for political office, official of any public international organization or official of any state-owned enterprise; or (c) made, offered or authorized, or agreed to make, offer or authorize, any bribe, payoff, influence payment, kickback or other similar unlawful inducement.
Section 2.14 Broker’s Fees. No Seller Party, Acquired Company or anyone acting on their behalf has incurred or will incur any Liability to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the other Transaction Documents for which Buyer or any of its Affiliates (including, an Acquired Company) will be liable. Any fees and expenses due Centerview Partners LLC (the “Seller Financial Advisor”) and/or its Affiliates related to the transactions contemplated by this Agreement that are not paid in advance of Closing will be included in Seller Transaction Expenses.
Section 2.15 Affiliate Transactions. Except as set forth on Schedule 2.15, no Affiliate of any Acquired Company owes any money to, or is owed any money by, any Acquired Company. Schedule 2.15 sets forth a true and complete list of any Contracts between or among any Acquired Company, on the one hand, and Seller Party or any of its Affiliates or any of its or their directors, managers, officers or employees, on the other hand, which is currently in effect.
Section 2.16 Product Liability. With respect to any products sold under the Sperry Brand during the past three (3) years:

Purchase Agreement

(a)no Seller Party or Acquired Company has issued a product recall, concerning any such product(s) manufactured, shipped, sold or delivered by such Acquired Company or any of its Affiliates, which has occurred or is pending, except as set forth on Schedule 2.16(a);
(b)such products have been in all material respects in compliance with all Laws applicable to the conduct of the Business, including the United States Consumer Product Safety Act, the Flammable Fabrics Act, the Hazardous Substances Act, all regulations and policies of the United States Consumer Product Safety Commission and the United States Food and Drug Administration and other Governmental Bodies (all such Laws and standards being referred to collectively as “Safety Requirements”); and
(c)to the extent required by any Laws, the such inventory has been tested for safety pursuant to, and in accordance with, in all Safety Requirements (including Proposition 65).
Section 2.17 No Indebtedness; No Liabilities. No Acquired Company has any Indebtedness or any other Liabilities (other than executory obligations under Included Contracts). No Indebtedness or Liability of any Acquired Company will arise in connection with the consummation of any of the transactions contemplated by any of the Transaction Documents.
Section 2.18 Reliance. The Seller Parties acknowledge that, except as set forth in ARTICLE 3, Buyer is not making and will not be deemed to have made, and no Seller Party is relying on, any representation or warranty of Buyer or any other Person, express or implied, in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.
Section 2.19 No Other Representations or Warranties. Other than the representations and warranties expressly made by the Seller Parties in this ARTICLE 2 (such representations and warranties collectively, the “Express Representations”), no Seller Related Persons or any Person acting on their respective behalf has made, and will not be deemed to have made, any representation or warranty, express or implied, in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, and any such other representations or warranties are expressly disclaimed.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer makes the following representations and warranties to the Seller Parties:
Section 3.1 Organization. Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Buyer has full requisite entity power and authority to carry on its businesses.
Section 3.2 Authorization. Buyer has the full requisite entity power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Buyer of, and the performance by Buyer of its obligations under, the Transaction Documents to which it is a party has been, assuming due authorization, execution and delivery by each other party thereto, duly and validly authorized by all requisite action. Each of the Transaction Documents to which Buyer is a party has been duly

Purchase Agreement

and validly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions, subject to the Enforceability Exceptions.
Section 3.3 Noncontravention. Neither the execution or delivery by Buyer of this Agreement or the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder or thereunder, nor the consummation by Buyer of the transactions contemplated hereby and thereby will: (a) violate any Law or Order to which Buyer is subject or any provision of its Organizational Documents; or (b) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time or both) any Contract to which Buyer is a party or by which Buyer is bound. Except for any notices, filings, authorizations, consents or approvals of any Governmental Body obtained by Buyer or an Affiliate prior to Closing or required by Law to be made after Closing, Buyer is not required by Law, Contract or otherwise to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by the Transaction Documents.
Section 3.4 Proceedings. There is no Proceeding pending or, to the knowledge of Buyer, threatened against Buyer: (a) that questions the validity of any Transaction Document to which it is a party or any action taken or to be taken by Buyer in connection with, or which seek to enjoin or obtain monetary damages in respect of, any Transaction Document to which it is a party; or (b) that, individually and in the aggregate, could reasonably be expected to prevent or delay in any material respect the ability of Buyer to perform its obligations under and consummate the transactions contemplated by any Transaction Document to which it is a party.
Section 3.5 Investment Intent. Buyer is acquiring the Interests for investment and not with a view to any resale or distribution thereof in violation of the Securities Act or any other applicable securities Laws. Buyer is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Buyer is knowledgeable about the industries in which the Business operates and is informed as to the risks of the transactions contemplated hereby and of ownership of the Interests for an indefinite period of time. Buyer acknowledges that the Interests have not been registered under the Securities Act or any state or foreign securities Laws and that the Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable state or foreign securities Laws or sold pursuant to an exemption from registration under the Securities Act and any other applicable securities Laws.
Section 3.6 Financing. Buyer’s obligation to consummate the transactions contemplated by this Agreement and the other Transaction Documents is not subject to any conditions regarding Buyer’s ability to obtain financing. Buyer has available sufficient cash, lines of credit or other sources of immediately available funds to enable Buyer to satisfy all of the Closing Date obligations of Buyer under this Agreement (including paying the Purchase Price and all costs and expenses required to be paid by Buyer) and to consummate the transactions contemplated by this Agreement.
Section 3.7 Solvency. Buyer is solvent and, assuming the accuracy in all material respects of the representations and warranties set forth in ARTICLE 2 as of Closing, immediately

Purchase Agreement

following Closing, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, Buyer and each Acquired Company will be solvent. No transfer of property is being made and no obligation is being incurred by or at the direction of Buyer or any of its Affiliates in connection with the transactions contemplated by the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors of Buyer or any of its Affiliates (including an Acquired Company after the Closing).
Section 3.8 Inspection. Buyer is an informed and sophisticated Person and has engaged expert advisors experienced in the evaluation and acquisition of companies as contemplated hereunder. Buyer has undertaken such investigation as it deems necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the other Transaction Documents. Buyer and its Representatives have been afforded the opportunity to obtain additional information to verify the accuracy of the representations and warranties made by the Seller Parties in this Agreement and to otherwise evaluate the merits of the transactions contemplated by this Agreement and the other Transaction Documents. Buyer acknowledges that there are uncertainties inherent in any financial projection or forecast and that Buyer is familiar with such uncertainties and it takes full responsibility for making its own evaluation of the adequacy and accuracy of any projections and forecasts furnished to it or its Affiliates or Representatives.
Section 3.9 Broker’s Fees. Neither Buyer nor anyone acting on its behalf has incurred or will incur any Liability to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or other Transaction Documents for which a Seller Party or any of its Affiliates will be liable.
Section 3.10 No Other Representations or Warranties. Buyer has not made, nor will be deemed to have made, any representation or warranty in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby other than as expressly made by it in this ARTICLE 3 and any other representations or warranties are expressly disclaimed.
ARTICLE 4
COVENANTS AND AGREEMENTS
Section 4.1    Further Assurances.
(a)After Closing, the Parties will take all further actions, execute and deliver all further documents and do all further acts and things as another Party may reasonably request to carry out and document the intent of this Agreement and the other Transaction Documents, including identifying the location of any tangible Acquired Company IP upon Buyer’s request therefor and providing all reasonable cooperation with respect to the format of delivery, timing and logistics required to effectuate transfer of all such tangible Acquired Company IP and all Other IP Purchased Assets assigned in connection with the Pre-Closing Contribution.
(b)Without limiting the generality of the foregoing, following Closing, the Seller Parties will, upon reasonable written request, and at their own cost and expense, (i) assist Buyer

Purchase Agreement

(which will bear its own costs and expenses) in all reasonable efforts to complete the recordation of changes to ownership of any Company Owned Intellectual Property Rights and the underlying Intellectual Property Rights that are not complete as of the Closing Date, including executing, acknowledging and delivering to Buyer such further assurances, deeds, assignments, powers of attorney, bills of sale, consents and any and all other instruments and documents as may be necessary to effectuate, confirm or record the assignment of any Company Owned Intellectual Property Rights and the underlying Intellectual Property Rights granted herein to Buyer with any applicable government entity, and (ii) assist Buyer in procuring and evidencing the release of any Encumbrance on the Interests or any of the assets of an Acquired Company (other than Permitted Encumbrances) which, notwithstanding the intention of the Parties to obtain the release of such Encumbrances at Closing, have not been released or which require further evidence of release. With respect to clause (i) above, in the event that Buyer is unable to obtain the Seller Parties’ assistance or cooperation in the recordation of changes to ownership of any Company Owned Intellectual Property Rights and the underlying Intellectual Property Rights within one Business Day of Buyer’s written request for such assistance (e-mail being sufficient), the applicable Acquired Company may exercise its authority under the applicable Power of Attorney to complete such actions.
(c)Without limiting the generality of the foregoing, promptly following Closing, the Seller Parties will provide all advertising and marketing materials and collateral listed in clause (g) of the definition of Intellectual Property organized in the manner in which the Seller Parties currently maintain and utilize the same with respect to their conduct of the Business prior to Closing.
For the avoidance of doubt, nothing in this Section 4.1 shall limit Buyer’s right to seek indemnification with respect to any underlying Proceeding.
Section 4.2 Wrong Pockets. If, after the Closing Date, either Wolverine or Buyer in good faith identifies any asset or Contract owned or held by Wolverine or an Affiliate (which will not include any Contract transferred to Aldo as part of the Aldo Transaction) that should have been, but inadvertently was not, transferred prior to Closing to an Acquired Company as part of the Pre-Closing Contribution, then Wolverine or Buyer, as applicable, will notify the other as soon as reasonably practicable upon becoming aware of such asset or Contract and, unless it reasonably disagrees in good faith, Wolverine will or will cause its applicable Affiliate (which will not include either Acquired Company) to transfer such asset or Contract to Buyer or its designee (including either Acquired Company) as soon as reasonably practicable (and with respect to any Contract in accordance with the terms and conditions applicable to Included Contracts herein applied mutatis mutandis as of the date of the relevant transfer) for no additional consideration (and at Wolverine’s sole cost) and until it is transferred to Buyer or its designee, Wolverine shall hold such asset in trust for Buyer. If, after the Closing Date, either Wolverine or Buyer in good faith identifies any asset or Contract of an Acquired Company that should not have been, but inadvertently was, held by an Acquired Company or transferred to an Acquired Company as part of the Pre-Closing Contribution or is otherwise owned or held by an Acquired Company at Closing, then Wolverine or Buyer, as applicable, will notify the other as soon as reasonably practicable upon becoming aware of such asset or Contract, and unless it reasonably disagrees in good faith, Buyer will or will cause its applicable Affiliate to transfer such asset or Contract to Wolverine or its designee as soon as reasonably practicable for no additional consideration (and at Wolverine’s sole cost) and until

Purchase Agreement

it is transferred to Wolverine or its applicable Affiliate, Buyer shall hold such asset in trust for Wolverine or such Affiliate and any Liabilities arising on account of such asset shall be for the account of Wolverine.
Section 4.3 Books and Records. Wolverine will transfer to Buyer the books and records of the Acquired Companies or that are included among the Other IP Purchased Assets as soon as reasonably practicable following the Closing Date. Prior to such transfer, Wolverine shall have, at Wolverine’s expense, made any copies of the pre-Closing books and records reasonably required in anticipation of, preparation for, or the prosecution or defense of existing or future claims or actions, Tax Returns or other matters in which the Buyer, on the one hand, and the Seller Parties, on the other hand, do not have any adverse interest or which are not otherwise protected by attorney-client privilege. Buyer shall have no obligation to retain any such pre-Closing books and records on behalf of Wolverine or its Representatives.
Section 4.4    Certain Tax Matters.
(a)Tax Returns.
(i)         Wolverine will prepare or cause to be prepared: (1) Form 1120 (and analogous forms for state and local income Tax purpose) including the Acquired Companies for any Pre-Closing Tax Period (“Acquired Companies Tax Returns”); and (2) all Tax Returns and tax reports required to be filed by the Acquired Companies on a non-consolidated or standalone basis for any Pre-Closing Tax Period.
(ii)Buyer will prepare or cause to be prepared and file or cause to be filed all other Tax Returns of the Acquired Companies filed after the Closing Date.
(iii)Any and all Tax deductions that would properly be reported (under not less than a “more likely than not” standard) on the Acquired Companies Tax Returns in respect of a Pre-Closing Tax Period, and in respect of, or that are attributable to, any of the following will be treated as occurring on or prior to the Closing Date and be reported in the taxable period (or portion thereof) ending on the Closing Date: (A) any and all Seller Transaction Expenses (including amounts that would be Seller Transaction Expenses except for the fact that such expenses were paid prior to Closing); (B) any and all deductions for unamortized financing costs of the Acquired Companies paid by the Seller Parties; and (C) any and all other amounts paid by the Seller Parties with respect to the transactions contemplated by the Transaction Documents.
(iv)After Closing, Buyer will not (and will not allow the Acquired Companies to), without the prior written consent of Wolverine, which will not be unreasonably withheld, conditioned or delayed: (A) agree to waive or extend the statute of limitations relating to any Taxes of the Acquired Companies for any Pre-Closing Tax Period, or (B) make or initiate any voluntary contact with a Governmental Body (including any voluntary disclosure agreement or similar process) for any Pre-Closing Tax Period for the Acquired Companies.
(b)Cooperation.    The Parties will, and will cause their respective Affiliates and Representatives to, provide each other with such assistance as may reasonably be requested in

Purchase Agreement

connection with the preparation and filing of any Tax Return of an Acquired Company or otherwise relating to the transactions contemplated by this Agreement (including signing any Tax Return), any audit or other examination by any Taxing Authority or any Proceedings relating to Liabilities for Taxes of the Acquired Companies. Such assistance will include making employees available on a mutually convenient basis to provide additional information or explanation of material provided hereunder and will include providing copies of relevant Tax Returns and supporting material. The Parties and their respective Affiliates will retain for the full period of any statute of limitations plus 60 days, and upon reasonable request will provide the other Parties with, any records or information which may be relevant to such preparation, audit, examination, Proceeding or determination.
(c)Tax Claims. If any Taxing Authority issues to any Acquired Company, Buyer or any of its Affiliates a written notice of its intent to audit, examine or conduct a Proceeding, or a written notice of its determination of an objection to an assessment, in either case solely with respect to Taxes or Tax Returns of the Acquired Companies for a Pre-Closing Tax Period (a “Tax Claim”), Buyer will give prompt notice to Wolverine of such Tax Claim following receipt; provided, however, that the failure to timely notify Wolverine will not relieve any Seller Party from Liability pursuant to ARTICLE 7 except to the extent such Seller Party is materially prejudiced as a consequence of such failure. Wolverine at its expense will control any Tax Claim with respect to the Acquired Companies for Pre-Closing Tax Periods (“Seller Tax Claims”); provided, however, that Wolverine will keep Buyer reasonably informed regarding the progress and substantive aspects of any Seller Tax Claim and Buyer will be entitled at its expense to participate in any Seller Tax Claim. Neither Wolverine nor any Affiliate will enter into any settlement of, or otherwise compromise, any such Seller Tax Claim without the prior written consent of Buyer, which consent will not be unreasonably withheld, delayed or conditioned. If Wolverine declines to exercise its control rights with respect to a Seller Tax Claim that Wolverine is entitled to control pursuant to this Section 4.4(c), Buyer, at Wolverine’s expense, will control such Tax Claim (“Buyer Tax Claim”) and will keep Wolverine reasonably informed regarding the progress and substantive aspects of any such Buyer Tax Claim and Wolverine will be entitled at their own expense to participate in any such Buyer Tax Claim. Buyer will not enter into any settlement of, or otherwise compromise, any Buyer Tax Claim without the prior written consent of Wolverine, which consent will not be unreasonably withheld, delayed or conditioned.
(d)Transfer Taxes. Any transfer, documentary, sales, use, excise, stamp, registration, filing, recordation, valued-added and other similar Taxes and fees (“Transfer Taxes”) that may be imposed or assessed as a result of the transfer of the Interests, together with any interest, additions, or penalties with respect thereto, and any interest in respect of such additions or penalties, will be borne 50% by Buyer and 50% by Wolverine, and will be paid to the appropriate Taxing Authority promptly when due by the Person having the obligation to pay such Transfer Tax under applicable Law. Any Transfer Taxes that may be imposed or assessed as a result of the Pre-Closing Contribution, the Aldo Transaction or the Shared IP License will be borne by Wolverine. Any Transfer Tax returns required to be filed in connection with the transfer of the Interests will be prepared by Wolverine. Wolverine shall provide a draft copy of such Tax Returns to Buyer for its review and comment as soon as reasonably practicable prior to the applicable filing deadline (taking into account applicable extensions).

Purchase Agreement

(e)Purchase Price Allocation. The sum of the Purchase Price and any other applicable amounts required to be included under the Code will be allocated among the assets of the Acquired Companies in the manner required by Section 1060 of the Code and the Treasury Regulations promulgated thereunder and in accordance with the methodology set forth on Exhibit 4.4(e). Within 120 days after Closing, Buyer will deliver to Wolverine a draft of such allocation for Wolverine’s review and approval. Within 15 days thereafter, Wolverine will deliver either a notice accepting the allocation prepared by Buyer or a statement setting forth in reasonable detail any objections thereto. If Wolverine timely delivers a statement setting forth objections in accordance with the previous sentence, Buyer and Wolverine will use their respective good faith efforts to resolve such objections. If Wolverine accepts the allocation prepared by Buyer (or does not within the 15-day period described above deliver a statement setting forth in reasonable detail any objections as described above), such allocation will be binding on the Parties without further adjustment. No Party or any Affiliate of any Party (including an Acquired Company) will take a position on any Tax Return that is in any manner inconsistent with the allocation as finally determined under this Section 4.4(e) without the written consent of the other Parties or unless specifically required pursuant to a determination by the applicable Taxing Authority. The Parties will promptly notify each other of the existence of any Tax Proceeding related to any allocation hereunder.
(f)         Tax Indemnity. Seller Parties, jointly and severally, shall indemnify the Acquired Companies, Buyer and each of their Affiliates, and hold them harmless from and against any Adverse Consequences attributable to, (i) any and all Taxes of any Seller Party for any period, (ii) any and all Taxes of any of the Acquired Companies for any Pre-Closing Tax Period (or portion thereof), and, in the case of any taxable period that does not end on or prior to the Closing Date, any Taxes of the Acquired Companies allocable to the portion thereof ending on and including the Closing Date, (iii) any and all Taxes of any member of an affiliated, consolidated, combined, unitary or similar group of which any Acquired Company (or any predecessor of such Acquired Company) is or was a member on or prior to the Closing Date (including any such Taxes imposed on the such Acquired Company under Treasury Regulations Section 1.1502-6 or any comparable provision of foreign, state or local Law), (iv) any and all Taxes of any Person imposed on Buyer or the Acquired Companies arising under principles of transferee or successor Liability, by Contract or otherwise, relating to an event or transaction occurring on or before the Closing Date, and (v) any and all Transfer Taxes for which Seller Parties are responsible pursuant to Section 4.4(d) (collectively, the “Tax Indemnity”); provided that, for the avoidance of doubt, the amount that a Party will be entitled to recover under this Section 4.4(f) will be determined without duplication of any recovery under ARTICLE 7.
Section 4.5    Releases.
(a)Effective upon Closing, each Seller Party, for itself and on behalf of its Representatives, Affiliates, successors and assigns and each of their respective officers directors, managers, equityholders, employees and assigns (collectively, the “Seller Party Releasors”), irrevocably and unconditionally waives, releases and forever discharges each Acquired Company each of their respective Affiliates, predecessors, successors, direct and indirect subsidiaries and past and present direct and indirect equityholders, members, managers, directors, officers, employees, consultants, advisors, agents and other Representatives (collectively, “Acquired Company Released Persons”) from any and all rights, claims, debts, Liabilities, causes of action,

Purchase Agreement

obligations, arbitrations or other Proceedings and Adverse Consequences of any nature or kind, whether direct or indirect, known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether for compensatory, special, consequential, incidental or punitive damages or equitable relief, whether based in Contract or any other basis, and whether arising in Law, in equity or otherwise, based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing (collectively, the “Released Claims”). Released Claims will include any and all claims any Seller Party Releasor may have against either Acquired Company in relation to Contracts or other arrangements between an Acquired Company, on the one hand, and such Seller Party or its Affiliates (other than the Acquired Companies), on the other hand, entered into on or prior to the Closing Date. Notwithstanding the preceding sentence of this Section 4.5(a), “Released Claims” do not include (x) any claims or rights arising under this Agreement or another Transaction Document or (y) claims against any manager, director, officer, consultant, agent or other Representative for criminal activities (and, for purposes of clarity, such matters are not hereby released or discharged); provided that any Liability of an Acquired Company arising with respect to the Released Claims set forth in subsection (y) shall be deemed to be an Excluded Liability hereunder. Each Seller Party, for itself and on behalf of the Seller Party Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim released hereby, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Acquired Company Released Person based on any Released Claim. The release under this Section 4.5(a) will remain effective in all respects notwithstanding such additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. The Seller Party Releasors acknowledge and agree that, notwithstanding anything in this Section 4.5(a) to the contrary, the Seller Party Releasors will not be entitled to indemnification or contribution from an Acquired Company for Adverse Consequences claimed by any Buyer Indemnified Party pursuant to Article 7.
(b)Effective upon Closing, each Acquired Company, for itself and on behalf of its successors and assigns, and each of their respective officers, managers, employees and assigns (collectively, the “Acquired Company Releasors”), irrevocably and unconditionally waives, releases and forever discharges each Seller Related Person (other than the other Acquired Company), each of their respective Affiliates, predecessors, successors, direct and indirect subsidiaries and past and present direct and indirect equityholders, members, managers, officers, employees, consultants, advisors, agents and other Representatives and their respective successors and assigns (collectively, “Seller Released Persons”), from any and all rights, claims, debts, Liabilities, causes of action, arbitrations or other Proceedings and Adverse Consequences of any nature or kind, whether known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated or due or to become due, whether for compensatory, special, consequential, incidental or punitive damages or equitable relief, whether based in Contract or any other basis, and whether arising in Law, in equity or otherwise, based upon facts, circumstances, occurrences or omissions existing, occurring or arising on or prior to Closing; provided, however, that the foregoing release does not apply to claims or rights arising under this Agreement or another Transaction Document (and, for purposes of clarity, such matters are not hereby released or discharged). Each Acquired Company, for itself and on behalf the Acquired Company Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim released hereby, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Seller Released Person based on any Released Claim. The release under this Section

Purchase Agreement

4.5(b) will remain effective in all respects notwithstanding such additional or different facts and legal theories or the discovery of those additional or different facts or legal theories.
Section 4.6 Saucony Representative. Wolverine will act as a representative of Saucony and is authorized to do on behalf of Saucony any and all things, including executing any and all documents, which it deems necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including: (a) receiving and disbursing payments to be made hereunder; (b) receiving notices and communications pursuant to this Agreement and the other Transaction Documents; (c) administering this Agreement and the other Transaction Documents, including the initiating and resolving of any disputes or claims; (d) agreeing to amendments of, or waivers of conditions and obligations under, this Agreement and the other Transaction Documents; and (e) taking any other actions on behalf of Saucony under this Agreement and the other Transaction Documents. A decision, act, consent or instruction of Wolverine hereunder will constitute a decision, act, consent or instruction of all the Seller Parties (as applicable) and will be final, binding and conclusive upon each Seller Party, and Buyer may rely upon any such decision, act, consent or instruction of Wolverine as being the decision, act, consent or instruction of each and every such Seller Party. Buyer will be relieved from any liability to any Person for any acts done by it in accordance with such decision, act, consent or instruction of Wolverine. Any payment made by any of the Buyer to Wolverine will be deemed to satisfy a payment obligation towards any of the Seller Parties.
Section 4.7 Misdirected Payments. From and after Closing, if any Party or any of its Affiliates receives payment from any Person that should have been made to another Party or any Affiliate of such other Party, the applicable Party will cause the Person receiving such payment to remit or transfer the same to the intended beneficiary under this Agreement no less frequently than monthly.
Section 4.8 Cross-License to Shared IP. Effective as of Closing, Buyer and its Affiliates (including the Acquired Companies), on one hand, and the Seller Parties and their respective Affiliates (other than the Acquired Companies), on the other hand, hereby grant to the other a fully paid-up, royalty-free, irrevocable, perpetual, sublicensable (through multiple tiers), assignable (as set forth below), worldwide, non-exclusive right and license under the Shared IP to use, practice or otherwise exploit the Shared IP in connection with any products or services of, or the operation or conduct of, the respective businesses of such Persons (the “Shared IP License”); provided, however, that Buyer’s and its Affiliates’ right to use the Shared IP under this Shared IP License extends solely and exclusively to use of the Shared IP on or in connection with the Sperry Brand, and the Seller Parties’ and their respective Affiliates’ right to use the Shared IP under this Shared IP License extends to use of the Shared IP on or in connection with any other current and future brands of Wolverine or its Affiliates. The Shared IP License is fully assignable and/or transferable in whole or in part in connection with the sale, license or other disposition of any other brand of Wolverine or its Affiliates, and is fully assignable and/or transferable in whole or in part in connection with the sale, license or other disposition of the Sperry Brand by Buyer. Buyer and its Affiliates, on the one hand, and the Seller Parties and their respective Affiliates, on the other hand, shall each have the right to enforce their respective rights in and to the Shared IP, and the non-enforcing Party(ies) shall reasonably cooperate (at the enforcing Party’s expense) in such enforcement efforts.

Purchase Agreement

Section 4.9    Confidentiality.
(a)From and after Closing until the date that is five years after the Closing Date, Wolverine will, and will cause its Affiliates to, keep confidential and not use any non-public information included among or relating to the Interests or the assets of the Acquired Companies, other than for purposes contemplated herein or by the Aldo Transaction, including in connection with satisfying its obligations, enforcing its rights and defending against any claim under this Agreement or another Transaction Document; provided, however, that Wolverine and its Affiliates will not be liable hereunder with respect to any disclosure to the extent such disclosure is required by any applicable Law or Order, including applicable rules of any securities exchange. In the event that Wolverine or any of its Affiliates is required by any applicable Law or Order to disclose any such non-public information, Wolverine will (i) to the extent practicable and permissible by such applicable Law or Order, provide Buyer with prompt written notice of such requirement, (ii) disclose only that information that Wolverine determines (with the advice of counsel) is required by Law or Order to be disclosed, and (iii) use commercially reasonable efforts to preserve the confidentiality of such non-public information, including by, at Buyer’s request, reasonably cooperating with Buyer in its efforts to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such non-public information (at the requesting Buyer’s sole cost and expense). Notwithstanding the foregoing, non-public information will not include information that (A) is or becomes available to the public after Closing other than as a result of a disclosure by Wolverine or its Affiliates in breach of this Section 4.9 or (B) becomes available to Wolverine or its Affiliates after Closing from a source other than Buyer or its Affiliates if the source of such information is not known (after reasonable inquiry) by Wolverine to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Buyer or its Affiliates with respect to such information.
(b)From and after Closing until the date that is five years after Closing, Buyer will, and will cause its Affiliates to, keep confidential and not use any non-public information of Wolverine or its Affiliates that is not related to the Interests or the Acquired Companies. In the event that Buyer or any of its Affiliates is required by any applicable Law or Order to disclose any such non-public information, Buyer will (i) to the extent practicable and permissible by Law or Order, provide Wolverine with prompt written notice of such requirement, (ii) disclose only that information that Buyer determines (with the advice of counsel) is required by Law or Order to be disclosed, and (iii) use commercially reasonable efforts to preserve the confidentiality of such non- public information, including by, at Wolverine’s request, reasonably cooperating with Wolverine in its efforts to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such non-public information (at Wolverine’s sole cost and expense). Notwithstanding the foregoing, such non-public information will not include information that (A) is or becomes available to the public after Closing other than as a result of a disclosure by Buyer or its Affiliates in breach of this Section 4.9, (B) becomes available to Buyer or its Affiliates from a source other than Wolverine or its Affiliates, if the source of such information is not known (after reasonably inquiry) by Buyer or its Affiliates to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Wolverine or its Affiliates with respect to such information, or (C) is independently developed by Buyer or its Affiliates without breach of this Section 4.9, as shown by reasonable documentary evidence.

Purchase Agreement

Section 4.10 Intellectual Property Title Matters. From and after Closing, the Seller Parties will use commercially reasonable efforts to take IP Title Defect Correction Actions to promptly resolve any IP Title Defect. Wolverine will be responsible for and pay the expenses incurred by it and the other Seller Parties in connection with any IP Title Defect Correction Actions, and will deliver all documentation that is filed concerning the IP Title Defect Correction Actions to Buyer at such time the IP Title Defect Correction Actions are taken. For purposes of this Section 4.10: (a) “IP Title Defects” means, with respect to any Registered Intellectual Property, such Registered Intellectual Property (i) is not in the current legal name of an Acquired Company, (ii) is subject to a chain of title defect or (iii) is subject to any form of Encumbrance (other than Permitted Encumbrances) and (b) “IP Title Defect Correction Actions” means the preparation, execution and recordation of such instruments and documents necessary to cure an IP Title Defect.
Section 4.11 License Fees. Notwithstanding anything to the contrary set forth herein, the Seller Parties are entitled to (a) all payments made by any licensee under any Company Outbound License (i.e., royalties) with respect to periods ending before the Closing Date and (b) their pro-rated share of any payment (i.e., royalties) made by any licensee under any Company Outbound License before or after the Closing Date that are attributable to a period of time which commences before the Closing Date and ends on or after the Closing Date (the “Seller Parties’ Straddle Period License Payments”), and Buyer is entitled to retain each Acquired Company’s pro-rated share of any payment (i.e., royalties) made by any licensee under any applicable Company Outbound License on and after the Closing Date attributable to a period of time which commences before the Closing Date and ends on or after the Closing Date (the “Buyer’s Straddle Period License Payments”). Within 30 days following Buyer’s or the applicable Acquired Company’s receipt of a royalty payment (the “Royalty Payment”) from a licensee covering the period that includes the Closing Date (a “Royalty Straddle Period”), Buyer will provide to the Seller Parties its calculation of the Seller Parties’ Straddle Period License Payments and payment of the same by wire transfer of immediately available funds to an account or accounts directed by the Seller Parties in writing. If a Seller Party receives prior to or after the Closing Date a royalty payment from a licensee covering a Royalty Straddle Period, then within the later of 30 days of receipt of such statement or at the Closing Date, such Seller Party will provide to Buyer its calculation of Buyer’s Straddle Period License Payments and payment of the same by wire transfer of immediately available funds to an account or accounts directed by Buyer in writing. For the avoidance of doubt, the proportion of any Royalty Payment that is a Seller Parties’ Straddle Period License Payment will be the fraction whose numerator is the number of days from the first day of the applicable measurement period under the relevant Company Outbound License to the day before the Closing Date and whose denominator is the number of days in the applicable measurement period under the relevant Company Outbound License. The proportion of any Royalty Payment that is a Buyer’s Straddle Period License Payment will be the fraction whose numerator is the number of days commencing on the Closing Date to the last day of the applicable measurement period under the relevant Company Outbound License and whose denominator is the number of days in the applicable measurement period under the relevant Company Outbound License. Notwithstanding any other provision of this Agreement, any dispute, controversy or claim arising out of or relating to this Section 4.11 (a “Royalty Dispute”) that the Seller Parties and Buyer, using commercially reasonable efforts, are not able to resolve through direct good-faith negotiation, will be resolved in accordance with the procedures set forth in this Section 4.11. If there has been no resolution of such Royalty Dispute after direct negotiation within sixty (60) days

Purchase Agreement

of commencement thereof, then any Party may seek resolution of the Royalty Dispute by RSM US LLP and, if the Parties are unable to engage RSM US LLP for any reason, the Buyer and Wolverine will each designate a nationally or regionally recognized independent accounting firm with whom it and its Affiliates have no current professional relationship and the accounting firm to resolve the Royalty Dispute will be chosen by lot (RSM US LLP or such other chosen accounting firm, the “Accounting Firm”). The Accounting Firm will be instructed to resolve the Royalty Dispute in accordance with this Section 4.11 and such resolution will be: (a) set forth in writing and signed by the Accounting Firm; (b) delivered to each Party as soon as practicable after the Royalty Dispute is submitted to the Accounting Firm but no later than the 20th day after the Accounting Firm is instructed to resolve the Royalty Dispute; (c) made in accordance with this Agreement; and (d) final, binding and conclusive on each Party. The Accounting Firm will act as an expert and not an arbitrator and will exercise its discretion independently to resolve only the disputed items, but within the range of the differences between the Parties. Each Party will provide the Accounting Firm with all books and records in its possession relevant to the determinations to be made by it. No Party will (and each Party will cause it Affiliates and Representatives not to) meet or discuss any substantive matters with the Accounting Firm without the other Party and its Representatives present or having the opportunity following at least three Business Days’ written notice to be present, either in person or by telephone. The Accounting Firm will have the power to require a Party to provide to it such books and records and other information it deems relevant to the resolution of the Royalty Dispute, and to require a Party to answer questions that it deems relevant to the resolution of the Royalty Dispute. All books and records and other information (including answers to questions from the Accounting Firm) submitted to the Accounting Firm must be concurrently delivered to the other Party. All disputes with respect to any Royalty Dispute will be resolved exclusively by the Accounting Firm. The Accounting Firm will allocate its fees and expenses to the respective Parties based on the inverse of the percentage that the Accounting Firm’s resolution of the disputed items (before such allocation) bears to the total amount of the disputed items as originally submitted to the Accounting Firm. For example, should the total amount of the disputed items as originally submitted to the Accounting Firm equal $1,000 and the Accounting Firm awards $600 in favor of Wolverine’s position, 60% of the fees and expenses of the Accounting Firm would be borne by Buyer and 40% of the fees and expenses of the Accounting Firm would be borne by Wolverine.
Section 4.12 Retained Sell-Off Products. The Parties acknowledge and agree that the sale of Retained Sell-Off Products, including in Excluded Stores or Excluded Closing Stores, shall be addressed and conducted solely in accordance with the terms and conditions of the Retail Store License Agreement, and upon the sooner of the applicable Closing Date (as such term is defined in the Retail Store License Agreement) or the termination of the Retail Store License Agreement, the Seller Parties and their Affiliates shall not be permitted to sell any Sperry-branded products in any jurisdiction.
Section 4.13 Public Announcements. No Party will, and each Party will cause its Affiliates and direct its Representatives not to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or another Transaction Document without the prior written consent of Buyer and Wolverine, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that a Party may, without the prior written consent, issue or cause the publication of any such press release or public announcement to the extent that such Party reasonably determines, after consultation with

Purchase Agreement

legal counsel, such action to be required by applicable Law or pursuant to a listing agreement with or rules of any national securities exchange or interdealer quotation service, in which event such Party will use commercially reasonable efforts to allow Buyer or Wolverine (as applicable) reasonable time to comment on such press release or public announcement in advance of its issuance. Notwithstanding the foregoing, Buyer understands that Wolverine will publicly announce the consummation of the transactions contemplated by this Agreement or another Transaction Document and Buyer has been provided a copy of such proposed release and had an opportunity to comment thereon.
Section 4.14 Data Room. On or prior to the Closing Date, the Seller Parties shall deliver to Buyer an electronic copy of the Data Room as such Data Room existed on the Closing Date.
Section 4.15 Domain Name Transfer. Within thirty (30) calendar days following the Closing Date, the Seller Parties shall execute and deliver to Buyer all documents, papers, forms, and authorizations, and take all such other actions as are necessary in accordance with the procedures of the applicable Internet domain name registrars to effectuate and evidence the transfer of, or cause others to effectuate and evidence the transfer of, ownership, access and control (including administrative and technical access) to Buyer (or its designee) of all Domain Names listed on Schedule 2.9(a). In furtherance of the foregoing, the Seller Parties will designate an employee of Wolverine and an employee of Corporation Service Company with access to Wolverine’s applicable account(s) with Corporation Service Company to act as Buyer’s dedicated contacts, to assist Buyer (which will bear its own costs and expenses) in all reasonable efforts to complete the transfer contemplated in this Section 4.15. In addition, and without limitation, to the foregoing, the Seller Parties shall also deliver all transfer codes for each Social Media account listed with an asterisk on Schedule 2.9(a) to Buyer at Closing, and will designate an employee of Wolverine to likewise assist Buyer (which will bear its own costs and expenses) in all reasonable efforts to complete the transfer of such Social Media accounts to Buyer or its designee.
Section 4.16 Pending Proposition 65 Matter. With respect to the Pending Proposition 65 Matter, Wolverine will retain all responsibility for the settlement thereof under the consent judgment entered into in connection therewith and will pay all required sums in connection with such consent judgment, and, for the avoidance of doubt, any such amount(s) shall be Excluded Liabilities.
Section 4.17 Keds Purchase Agreement. With respect to Section 6.6 (Tax Matters) of the Keds Purchase Agreement, as between SR Holdings and Wolverine, Wolverine acknowledges and agrees that to the extent such covenants are applicable to SR Holdings, all such covenants shall be performed and associated obligations discharged by Wolverine on behalf of SR Holdings. Further, in the event SR Holdings receives a written notice from Vincent Camuto LLC or DBI Brands Management LLC pursuant to Sections 6.2 (Further Assurances) or Section 6.14 (Books and Records) of the Keds Purchase Agreement, Wolverine shall use commercially reasonable efforts to first satisfy all requests that are the subject of such notice so as to reduce the need for SR Holdings to perform under such covenant. Finally, with respect to Section 7.1 (Notices) of the Keds Purchase Agreement, Wolverine shall promptly provide Buyer a copy of any notice received that relates to or implicates SR Holdings, including those would give rise to a claim pursuant to Section 7.2(a).

Purchase Agreement

Section 4.18 Collaboration Agreements. Payment of fees under the collaboration agreements set forth on Exhibit 8.3 will be made by Wolverine under the terms of the transition services agreement to be entered into in connection with the Aldo Transaction and such fees will be reimbursed by Aldo as marketing expenses.
ARTICLE 5
[RESERVED]
ARTICLE 6
[RESERVED]
ARTICLE 7
INDEMNIFICATION
Section 7.1 Survival. The right to seek indemnification in connection with the breach of representations and warranties contained in this Agreement will survive until the 15-month anniversary of the Closing Date (the “General Survival Period Expiration Date”) and will terminate on such date, except to the extent that any claims for indemnification in respect of a breach of any such representation or warranty is made on or before such General Survival Period Expiration Date, in which case such representation or warranty will survive, solely with respect to any pending claims until the resolution of such claim. Notwithstanding anything herein to the contrary (including the preceding sentence), with respect to the Seller Fundamental Representations, the Tax Indemnity or the Buyer Fundamental Representations, the right to seek indemnification will survive the Closing Date until the six (6) year anniversary of the Closing Date, and will terminate on such date, except that any representation and warranty that is the subject of a pending claim will survive, solely with respect to such claim, until the resolution of such claim. Any claims involving Fraud shall not be barred by the expiration of the survival period of the relevant representation or warranty included herein or otherwise and shall be able to be brought at any time after the Closing.
Section 7.2    Indemnification.
(a)Following Closing, the Seller Parties, jointly and severally, will indemnify and defend Buyer and its Affiliates and their respective owners, officers, directors, managers, employees, agents, Representatives, successors and authorized assigns (the “Buyer Indemnified Parties”) for, and save and hold each of them harmless against, and will pay and reimburse each of them for, any Adverse Consequence suffered or sustained, directly or indirectly, as a result of:
(i)         any inaccuracy in or breach of any representation or warranty made by the Seller Parties in this Agreement (other than the Seller Fundamental Representations);
(ii)any inaccuracy in or breach of any Seller Fundamental Representation;
(iii)any breach or non-fulfillment of any covenant or obligation of the Seller Parties in this Agreement;
(iv)any Excluded Liabilities;

Purchase Agreement

(v)Taxes included in the Tax Indemnity;
(vi)all Seller Transaction Expenses; and
(vii)the items set forth on Schedule 7.2(a)(vii).
(b)Following Closing, Buyer will indemnify and defend each Seller Party and each of their respective Affiliates and their respective owners, officers, directors, managers, employees, agents, Representatives, successors and authorized assigns (the “Seller Indemnified Parties”) for, and save and hold each of them harmless against, and will pay and reimburse each of them for, any Adverse Consequence suffered or sustained, directly or indirectly, as a result of:
(i)         any inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement (other than the Buyer Fundamental Representations);
(ii)any inaccuracy in or breach of any Buyer Fundamental Representation; and
(iii)any breach or non-fulfillment of any covenant or obligation of Buyer in this Agreement.
Section 7.3    Limitations.    The indemnification provided for in Section 7.2 will be subject to the following limitations:
(a)The Seller Parties will not be liable to the Buyer Indemnified Parties with respect to claims made pursuant to Section 7.2(a)(i) until the aggregate amount of all Adverse Consequences subject to indemnification under Section 7.2(a)(i) exceeds $700,000 (the “Basket”), in which case the Seller Parties will be liable for all Adverse Consequences in excess thereof; provided, however, that with respect to the Seller Parties’ indemnification obligations under Section 7.2(a)(i), the Seller Parties will not be liable for any individual Adverse Consequences which do not exceed $25,000 (the “Mini-Basket”) and such Adverse Consequences will not be taken into account in determining whether the Basket has been exceeded. With respect to claims made pursuant Section 7.2(a)(i), except in respect to claims arising from Fraud, the aggregate amount of all Adverse Consequences for which the Seller Parties will be liable will not exceed $7,000,000.
(b)Except with respect to claims made with respect to the Tax Indemnity, any inaccuracy in or breach of any representations in Section 2.6, any breach of or nonfulfillment of any covenant or obligation of any Seller Party under Section 4.4 or claims arising from Fraud, the aggregate amount of all Adverse Consequences for which the Seller Parties will be liable under Section 7.2(a)(ii) and Section 7.2(a)(iii) will not exceed an amount equal to the Purchase Price.
(c)Each Party will use commercially reasonable efforts to mitigate Adverse Consequences subject to indemnification under this ARTICLE VII to the extent reasonably practicable or as required by applicable Law; provided that the failure to mitigate any Adverse Consequences shall not relieve the Indemnifying Party of its indemnification obligations set forth in this Agreement as long as reasonable steps to mitigate such Adverse Consequences were taken. For the avoidance of doubt, any out-of-pocket costs of an Indemnified Party incurred in connection

Purchase Agreement

with any mitigation undertaken pursuant to this Section 7.3(c) shall be deemed “Adverse Consequences” of such Indemnified Party.
(d)Each Party will use its commercially reasonable efforts to seek recovery under available insurance policies, indemnity, contribution or reimbursement Contracts or other rights of recovery for any Adverse Consequence subject to indemnification under this ARTICLE 7 (collectively, “Alternative Arrangements”) but any failure or delay in receiving any such recovery shall not preclude or delay an Party from seeking and obtaining indemnification from the applicable Party obligated to provide indemnification hereunder. The amount of Adverse Consequences that an Indemnified Party will be entitled to recover will be calculated net of amounts recovered by the Indemnified Party under any Alternative Arrangements. In the event that any amounts are recovered by any Indemnified Party for Adverse Consequences previously indemnified under this ARTICLE 7, then the Indemnified Party will promptly refund to the Indemnifying Party an amount equal to the lesser of: (i) the aggregate amount recovered (net of all costs of recovery), and (ii) the aggregate amount previously paid to the Indemnified Party by the Indemnifying Party pursuant to this in respect of such Adverse Consequences.
(e)The amount of Adverse Consequences that an Indemnified Party will be entitled to recover under this ARTICLE 7 will be determined without duplication of recovery by reason of the state of facts giving rise to such Adverse Consequences constituting a breach of more than one representation, warranty, covenant or agreement.
(f)         For purposes of this ARTICLE 7 (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Adverse Consequence resulting therefrom), any inaccuracy in or breach of any representation or warranty will be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty, other than any materiality limitation or qualification set forth in the definition of Material Adverse Effect to which this Section 7.1(e) will not apply.
Section 7.4    Indemnification Procedures.
(a)Promptly after receipt by a Person entitled to be indemnified under this ARTICLE 7 (an “Indemnified Party”) of notice of the commencement of a Proceeding by a third party (including a Governmental Body) against it (a “Third-Party Proceeding”) or discovering the Liability, obligation or facts giving rise to such claim for indemnification, the Indemnified Party will, if a claim for indemnification is to be made against a Party under this ARTICLE 7 (an “Indemnifying Party”), give prompt written notice to the Indemnifying Party of the commencement of such Third-Party Proceeding or discovering the Liability, obligation or facts for which indemnification may be sought: (i) describing in reasonable detail the nature of and basis for the claim; (ii) stating the estimated amount thereof (if then known and quantifiable) and describing in reasonable detail the basis on which such amount was calculated; and (iii) identifying the provisions of this Agreement upon which indemnification for the claim is based. Except as provided in Section 7.1, the failure to timely notify the Indemnifying Party or provide the information described above will not relieve the Indemnifying Party of any Liability or obligation that the Indemnifying Party may have to an Indemnified Party except to the extent that such failure actually prejudices the Indemnifying Party.

Purchase Agreement

(b)With respect to a Third-Party Proceeding commenced against a Buyer Indemnified Party in connection with the Keds Purchase Agreement, no Buyer Indemnified Party shall bear any out-of-pocket costs and accordingly, (i) the Indemnifying Party shall be required to assume the defense of such Third-Party Proceeding, (ii) the Buyer Indemnified Party will have the right to participate in the defense of such Third-Party Proceeding with counsel selected by it at its sole cost and expense, subject to the Indemnifying Party’s right to control the defense thereof, and (iii) the rights of the Buyer Indemnified Party with respect to settlement of such Third-Party Proceeding by an Indemnifying Party shall apply. In all other cases, the Indemnifying Party(ies) will be entitled to participate in a Third-Party Proceeding with respect to which indemnification has been sought hereunder and, to the extent that the Indemnifying Party wishes, to assume the defense of such Third-Party Proceeding (with counsel of its choice that is reasonably satisfactory to the Indemnified Party(ies)); provided, however, that the Indemnifying Party will not be required to pay for more than one such counsel (in addition to local counsel, as applicable) for all Indemnified Parties in connection with any single Third-Party Proceeding by notifying the Indemnified Party(ies) of its election to do so within 30 days after receipt of notice of the applicable claim from the Indemnified Party(ies); provided, however, that the Indemnifying Party will not be permitted to assume the defense of a Third-Party Proceeding if: (A) such Third-Party Proceeding seeks as a primary remedy an injunction or other equitable relief (or any relief other than monetary damages) against the Indemnified Party or any of its Affiliates that the Indemnified Party reasonably determines cannot be separated from any related claim for monetary damages or a finding or admission of a violation of Law by the Indemnified Party or any of its Affiliates; (B) in the reasonable opinion of counsel to the Indemnified Party there are bona fide defenses available to the Indemnified Party that may not be asserted by the Indemnifying Party or there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived; (C) if a Seller Indemnified Party is entitled to indemnification, to the extent related to any business of the Seller Parties or their Affiliates other than the Business; (D) the Indemnified Party reasonably believes would be materially detrimental to, or materially injure, the Sperry Brand or the reputation or future business prospects the Sperry Brand or Indemnified Party if an adverse determination were rendered with respect thereto; or (E) such Third-Party Proceeding relates to or arises in connection with any criminal or quasi-criminal Proceeding, indictment or allegation. Following an assumption of defense of a Third-Party Proceeding by an Indemnifying Party, the Indemnified Party will have the right to participate in the defense of such Third-Party Proceeding with counsel selected and paid for by it subject to the Indemnifying Party’s right to control the defense thereof and the Indemnifying Party will have no further responsibility for any fees of legal counsel or other expenses subsequently incurred by the Indemnified Party in connection with such Proceeding. If an Indemnifying Party assumes the defense of a Third-Party Proceeding, no compromise or settlement of the underlying claims may be effected by it without the Indemnified Party’s consent (which will not be unreasonably withheld, delayed or conditioned), unless: (w) the sole relief provided is monetary damages that are paid in full or otherwise provided for by the Indemnifying Party concurrently with the compromise or settlement; (x) such compromise or settlement provides for a complete release from Liabilities of the Indemnified Parties with respect to the claim(s) asserted against the Indemnified Parties in the applicable Third-Party Proceeding; (y) such compromise or settlement contains no finding or admission of a violation of Law or wrongdoing on the part of the Indemnified Parties or any of their Affiliates; and (z) such settlement or judgment does not create an Encumbrance on any asset of the Indemnified Party, impose any restriction upon its use of the assets of an Acquired Company or otherwise adversely affect, in any

Purchase Agreement

material respect, the use of the assets of an Acquired Company or results in injunctive or other equitable relief of any nature imposed against any Indemnified Party. If the Indemnifying Party elects not to compromise or defend a Third-Party Proceeding, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement or fails to diligently prosecute the defense of such Third-Party Proceeding, the Indemnified Party may, subject to the following sentence, pay, compromise, defend such Third-Party Proceeding and seek indemnification for any and all indemnifiable Adverse Consequences resulting or arising from such Third-Party Proceeding. Whether or not an Indemnifying Party assumes the defense of a Third-Party Proceeding, the Indemnified Party will not settle such proceeding without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld, delayed or conditioned); provided, however, that the Indemnified Party will have the right to settle any such proceeding without the prior written consent of the Indemnifying Party if the Indemnified Party first waives any right to indemnity under this Agreement with respect to such proceeding or any related claim.
(c)Assumption of the defense of a Third-Party Proceeding by an Indemnifying Party will not constitute an admission of responsibility to indemnify or in any manner impair or restrict that Indemnifying Party’s right to defend a claim by the Indemnified Party for indemnification with respect to such Third-Party Proceeding. If an Indemnifying Party timely elects to assume the defense of a Third-Party Proceeding but subsequently determines in good faith that indemnification with respect to such proceeding is not required under this ARTICLE 7, such Indemnifying Party may elect to transfer the defense back to the Indemnified Party with the Parties to act in good faith to effect such transfer in a manner that would not materially prejudice the rights of the Indemnified Party. The Indemnified Party will reimburse the Indemnifying Party for its costs and expenses incurred in connection with a Third-Party Proceeding (i) if a court of competent jurisdiction has determined that indemnification is not required under this ARTICLE 7 or (ii) upon the Indemnifying Parties election to transfer the defense back to the Indemnified Party, conditioned on the agreement by the Indemnified Party that indemnification is not required under this ARTICLE 7.
(d)Each Party will make available to each other Party and such other Party’s Representatives its books and records and, as applicable, employees relating to a Third-Party Proceeding as may be reasonably requested by such other Party, and each Party will reasonably cooperate to help insure the proper and adequate defense of such Third-Party Proceeding.
(e)A claim for indemnification for any matter not involving a Third-Party Proceeding must be asserted by written notice to the Indemnifying Party: (i) describing in reasonable detail the nature of and the underlying basis for such claim; (ii) stating the estimated amount thereof (if then known and quantifiable) and describing in reasonable detail the basis on which such amount was calculated; and (iii) identifying the provisions of this Agreement upon which such claim is based. Except as provided in Section 7.1, the failure to timely notify the Indemnifying Party or provide the information described above will not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to an Indemnified Party except to the extent that the Indemnifying Party actually prejudiced by the Indemnified Party’s failure to provide timely notice or such information.

Purchase Agreement

(f)         The Indemnifying Party will pay to the Indemnified Party the amount of any Adverse Consequence for which is it liable hereunder in immediately available funds to an account specified by the Indemnified Party no later than five Business Days following (i) an agreement between the Parties with respect to such Adverse Consequence and the Indemnifying Party’s liability therefor or (ii) a final and non-appealable Order by a court of competent jurisdiction with respect to such Adverse Consequence and the Indemnifying Party’s liability therefor. Any payment of a claim for indemnification under this ARTICLE 7 will be accounted for as an adjustment to the Purchase Price for all Tax purposes to the extent permitted by applicable Law.
(g)Notwithstanding any other provision of this Agreement, the control of any Tax Claim will be governed exclusively by Section 4.4(c).
(h)Except for claims for Fraud or a Party’s right to seek specific performance or other equitable relief pursuant to Section 9.12, following Closing, this ARTICLE 7 constitutes the sole and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties with respect to any matters arising under or with respect to this Agreement or the transactions contemplated hereby (excluding, for the avoidance of doubt, any rights, claims or remedies arising under the Retail Store License Agreement). In furtherance of the foregoing, following Closing, each Party (on behalf of itself and the Buyer Indemnified Parties, in the case of Buyer, and on behalf of themselves and the Seller Indemnified Parties, in the case of the Seller Parties) hereby irrevocably waives, releases and discharges from and after Closing, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action that it may have or may in the future have against the other Parties relating to the transactions contemplated hereby (excluding, for the avoidance of doubt, any rights, claims or remedies arising under the Retail Store License Agreement). For purposes hereof, any Fraud by any employee of any Party in connection with the making of a false representation of material fact made in ARTICLE 2 or ARTICLE 3 by such Party shall be deemed the Fraud of such Party.
Section 7.5    Acknowledgments.
(a)The Parties agree that the limits imposed on the Buyer Indemnified Parties’ remedies with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby were specifically bargained for between sophisticated parties and were specifically taken into account in determining amounts to be paid to the Seller Parties hereunder or under another Transaction Document.
(b)Buyer, on its own behalf and on behalf of the Buyer Indemnified Parties, acknowledges and agrees that (i) none of the Seller Related Persons or any Person acting on their respective behalf makes or has made any representation or warranty, express or implied, in respect of the Business, the Interests or the Acquired Companies, any of their respective assets, Liabilities or operations or the transactions contemplated by this Agreement or another Transaction Document, other than the Express Representations, each as qualified by the Disclosure Schedule, and (ii) neither Buyer, another Buyer Indemnified Party nor any other Person has relied upon or been induced by the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by any Person (including in any data room, confidential information memorandum, management presentation or projections) on behalf

Purchase Agreement

of any Seller Related Person or any Person acting on their respective behalf, other than the Express Representations, each as qualified by the Disclosure Schedule. In addition, Buyer, on its own behalf and on behalf of the other Buyer Indemnified Parties, waives all rights and claims it or they may have against any Seller Related Person and any Person acting on their respective behalf with respect to the accuracy of, any omission or concealment of, or any misstatement with respect to, any potentially material information regarding the Business, the Interests, the Acquired Companies, any of their respective assets, Liabilities or operations or the transactions contemplated by this Agreement or other Transaction Document, except as expressly set forth in the Express Representations, each as qualified by the Disclosure Schedule. EXCEPT FOR THE EXPRESS REPRESENTATIONS, NONE OF THE SELLER RELATED PERSONS OR ANY PERSON ACTING ON THEIR RESPECTIVE BEHALF MAKES OR PROVIDES, EACH SELLER PARTY DISCLAIMS AND BUYER HEREBY WAIVES, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE INTERESTS OR AS TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION OF THE ACQUIRED COMPANIES’ ASSETS OR ANY PART THEREOF. In connection with Buyer’s investigation of the Business, Buyer has received, may have received or may in the future receive certain projections, including projected statements of operating revenues and income from operations of the Business and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make estimates, projections, budgets, pipeline reports and other forecasts and plans, that Buyer is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, budgets, pipeline reports and other forecasts and plans, so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections, budgets, pipeline reports and other forecasts and plans and that Buyer will have no claim against anyone with respect thereto. Buyer hereby acknowledges that none of the Seller Related Persons or any Person acting on their respective behalf, whether in an individual, corporate or any other capacity, is making any representation or warranty with respect to such estimates, projections, budgets, pipeline reports and other forecasts and plans, including the reasonableness of the assumptions underlying such estimates, projections, budgets, pipeline reports, forecasts and plans, and that Buyer has not relied on any such estimates, projections, budgets, pipeline reports or other forecasts and plans. Buyer further agree, for themselves and the other Buyer Indemnified Parties, that (i) none of the Seller Related Persons or any other Person will have or be subject to any Liability to any Buyer Indemnified Party or any other Person resulting from the distribution to Buyer or any other Buyer Indemnified Party, or Buyer’s or any other Buyer Indemnified Party’s use of, any such information, including any information, document or material made available to Buyer or any other Buyer Indemnified Party in “data rooms,” management presentations, the confidential information memorandum or in any other form in connection with the transactions contemplated by this Agreement or another Transaction Document, including Liability related to the completeness or accuracy of any such information, and (ii) Buyer has not relied on or been induced by any such information.
ARTICLE 8
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings specified in this ARTICLE 8:

Purchase Agreement

“Accounting Firm” has the meaning set forth in Section 4.11.
“Acquired Company” and “Acquired Companies” have the meanings set forth in the Recitals.
“Acquired Company IP” means Company Intellectual Property and all Company Intellectual Property Rights owned, purported to be owned, or held for use by an Acquired Company.
“Acquired Company Released Persons” has the meaning set forth in Section 4.5(a).
“Acquisition Date” means October 9, 2012, which is the closing date of the transaction pursuant to which the Seller Parties acquired the Acquired Companies.
“Adverse Consequence” means any loss, cost, Liability, obligation, Tax disbursement, deficiency, damage, fine, judgment, fee, award or reasonable expense (including reasonable legal, accounting and other professional fees and expenses) and including the reasonable cost of investigation, preparation and defense and settlement of any action in connection therewith or the assertion of any right to indemnification hereunder and the cost of pursuing any insurance providers, in each case, whether or not covered by insurance or a third party, whether such matters arise out of contract, tort, violation of Law or any other theory and whether such matters are brought or initiated by a Person or a Governmental Body; provided, that Adverse Consequence does not include punitive or exemplary damages, or special or consequential damages to the extent not reasonably foreseeable, except to the extent any such damages are asserted by an unaffiliated third Person against an Indemnified Party part as part of a Third-Party Proceeding and found by a court of competent jurisdiction or arbitral tribunal or otherwise determined in accordance with Section 7.4(b) to be owed to such unaffiliated third Person; provided, further, that with respect to the Seller Parties indemnification obligations hereunder with respect to any Third-Party Proceeding arising from Keds Purchase Agreement, “Adverse Consequences” shall be deemed to mean “Losses” as defined in the Keds Purchase Agreement.
“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of stock, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Aldo” has the meaning set forth in the Recitals.

“Aldo Transaction” means the transactions contemplated by that certain Purchase Agreement, dated as of the date hereof, by and among Aldo, Wolverine and the other parties identified therein.

“Basket” has the meaning set forth in Section 7.3(a).

“Business” has the meaning set forth in the Recitals.

Purchase Agreement

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the States of Michigan, Delaware or New York or the Province of Ontario.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization), Section 3.2 (Authorization), Section 3.3 (Noncontravention) and Section 3.9 (Broker’s Fees).
“Buyer Indemnified Parties” has the meaning set forth in Section 7.2(a).
“Buyer’s Straddle Period License Payments” has the meaning set forth in Section 4.11.
“Buyer Tax Claim” has the meaning set forth in Section 4.4(c).

“Certain Events” means (a) the presence, outbreak and spread of coronavirus (COVID- 19) and the associated impacts on or changes in economic, market, industry, political or social conditions related thereto, including effects on the Business and the industry in which it operates and financial, banking and securities markets, (b) supply chain disruptions affecting the industry in which the Business operates, and (c) geo-political hostilities and the resulting impacts of those hostilities.
“Closing” has the meaning set forth in Section 1.3.
“Closing Date” has the meaning set forth in Section 1.3.

“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company Copyrights” means each registered copyright and each pending copyright application that, in each case, is (a) owned or purported to be owned by a Seller Party or any of its Affiliates and used exclusively in connection with the Business or (b) owned or purported to be owned by an Acquired Company.
“Company Data Agreement” has the meaning set forth in Section 2.10.
“Company Inbound Licenses” has the meaning set forth in Section 2.9(b).

“Company Intellectual Property” means all Intellectual Property that is the subject of the Company Owned Intellectual Property Rights and all other Intellectual Property used or held for use by (a) an Acquired Company or (b) a Seller Party or any of its Affiliates exclusively in connection with the Business.
“Company Intellectual Property Rights” means all Company Owned Intellectual Property Rights, all Intellectual Property Rights licensed to a Seller Party or an Acquired Company in Other Intellectual Property and all other Intellectual Property Rights in Intellectual Property used or held for use by (a) an Acquired Company or (b) a Seller Party or any of its Affiliates exclusively in connection with the Business.

Purchase Agreement

“Company IP Licenses” has the meaning set forth in Section 2.9(c).
“Company Outbound Licenses” has the meaning set forth in Section 2.9(c).

“Company Owned Intellectual Property” means (a) the Intellectual Property that is the subject of Registered Intellectual Property, (b) the Unregistered Intellectual Property, (c) all other Intellectual Property that, for each of (a)-(c), is (i) owned or purported to be owned or held for use exclusively in connection with the Business by a Seller Party or any of its Affiliates or (ii) owned or purported to be owned or held for use by an Acquired Company, (d) any product designs, patterns or prints that are used or have been used in connection with products under the Sperry Brand and (e) rights of publicity, image and likeness of Paul Sperry, in the cases of clauses (d) and (e) solely to the extent owned by an Acquired Company or a Seller Party.
“Company Owned Intellectual Property Rights” means (a) the Registered Intellectual Property, (b) any Intellectual Property Rights that may exist in Unregistered Intellectual Property, and (c) all other Intellectual Property Rights in Intellectual Property that, for each of (a)-(c), is (i) owned or purported to be owned or held for use exclusively in connection with the Business by a Seller Party or any of its Affiliates or (ii) owned or purported to be owned or held for use by an Acquired Company.
“Company Patents” means each granted and pending Patent that, in each case, is (a) owned or purported to be owned and used exclusively in connection with the Business by a Seller Party or any of its Affiliates or (b) owned or purported to be owned by an Acquired Company.

“Company Privacy Commitments” has the meaning set forth in Section 2.10(a).
“Company Registered Marks” means each registered Trademark and each pending Trademark application that, in each case, is (a) owned or purported to be owned and used exclusively in connection with the Business by a Seller Party or any of its Affiliates or (b) owned or purported to be owned by an Acquired Company.
“Contract” means any written or oral agreement, contract, indenture, lease, instrument, or other agreement, commitment and legal binding arrangement (in each case, including any supplements, appendices, amendments and modifications thereto).
“Data Protection Obligations” has the meaning set forth in Section 2.10(a).
“Data Room” means the documents relating to the Acquired Companies and the Business available for review by Buyers and their Representatives on and as of the data of this Agreement on the Data Site Project Mayflower virtual data site maintained on behalf of the Seller Parties.
“Disclosure Schedule” means the schedules delivered in connection with this Agreement which, in part: (a) set forth the information specifically described in certain of the representations and warranties contained in ARTICLE 2 and (b) set forth exceptions or qualifications to the representations and warranties contained in ARTICLE 2.
“Domain Name” has the meaning set forth in the definition of Intellectual Property.

Purchase Agreement

“Domain Name and Social Media Assignment Agreement” means the domain name and social media assignment agreement pursuant to which the Seller Parties or their Affiliates assign to Buyer all Domain Names and Social Media owned by such Persons.
“Encumbrance” means any charge, claim, community property interest, covenant, condition, equitable interest, mortgage, lien (statutory or other), attachment, levy, easement, option, warrant, purchase right, pledge, security interest, right of first refusal or right of recapture whether voluntarily imposed or arising by operation of Law or otherwise, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Enforceability Exceptions” has the meaning set forth in Section 2.1(b).
“Equity Interests” means, with respect to any Person: (a) any partnership interests; (b) any membership interests or units; (c) any interests in the capital of such Person or interests of capital stock; (d) any other interest or participation that confers on a Person phantom equity, equity appreciation rights, the right to receive a share of the profits and losses of, or distribution of assets of, such Person, or any similar right; (e) any calls, warrants, options or similar rights entitling any Person to purchase or otherwise acquire membership interests or units, interests in the capital of such Person, interests of capital stock, or any other equity securities; (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, interests in the capital of such Person, interests of capital stock, or any other equity securities; or (g) any other interest classified as an equity security of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

"Excluded Closing Stores” mean the stores set forth on Exhibit 8.4.

“Excluded Liabilities” means (a) any and all Liabilities arising out of the business, operations, properties, assets or obligations of, or Proceedings involving (i) any Seller Party or Affiliates of any Seller Party (other than the Acquired Companies) prior to, on or following the Closing Date; or (ii) any of the Acquired Companies prior to the Closing Date (including, for the avoidance of doubt, any Liabilities or Proceedings arising on or after the Closing Date to the extent based on facts, circumstances, omissions or other occurrences existing prior to the Closing Date); (b) any and all Liabilities or Proceedings that are the result of a Seller Party’s or any of their Affiliates’ (including the Acquired Companies) default or breach, prior to the Closing Date, of any of the provisions of any Included Contract or Contract enumerated on Schedules 2.9(b)(i), (b)(ii), (c)(i), (c)(ii), (d), (e)(i) and (e)(ii); (c) any and all Liabilities or Proceedings that arise out of or relate to any Contract other than those expressly set forth on Exhibit 8.1 (Included Contracts) or Schedules 2.9(b)(i), (b)(ii), (c)(i), (c)(ii), (d), (e)(i), (e)(ii) and 2.11(a); and (d) any and all Liabilities or Proceedings that arise out of or relate to any Contract listed on Exhibit 1.4(b)(ix), in each case for purposes of the foregoing subsections (a)-(c), including Liabilities or Proceedings of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise); provided, however that notwithstanding the foregoing, Excluded Liabilities shall not include executory obligations under any Included Contract or Contract enumerated on Schedules 2.9(b)(i), (b)(ii), (c)(i), (c)(ii), (d), (e)(i) and (e)(ii) (other than obligations that are the result of a Seller Party’s or any of their Affiliates’ (including the Acquired Companies) default or breach of any of the provisions of any such Contract prior to the Closing Date or to the extent such

Purchase Agreement

obligations arise out of facts, circumstances, omissions or other occurrences existing or a Seller Party’s or any of their Affiliates’ (including any Acquired Company’s) operations and/or performance under such Contract prior to the Closing Date).
“Excluded Stores” means the existing side-by-side stores and the existing stores located in Howell, MI, Omaha, NE, and River Head, NY.
“Express Representations” has the meaning set forth in Section 2.19.
“Fraud” means actual intentional common law fraud, as determined under Delaware law, consisting of an act, committed by a Party to this Agreement, with the intent to deceive another Party to this Agreement and requires a false representation of material fact made in ARTICLE 2 or ARTICLE 3 by such Party with actual knowledge that such representation is false, and upon which the other Party reasonably relies. For avoidance of doubt, “Fraud” does not include fraud in the inducement, constructive fraud, unfair dealings or promissory, negligent, reckless or equitable fraud.
“GAAP” means United States generally accepted accounting principles, as in effect as at the relevant date of application, consistently applied.
“Governmental Body” means any: (a) nation, state, county, city, town, village, district or other governmental jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, commission, board, instrumentality, official or entity and any court or other tribunal); (d) multi-national organization or body; (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority; or (f) organization or association that sponsors, authorizes or conducts any arbitration Proceeding, or any arbitrator or panel of arbitrators, the decisions of which are enforceable in any court of law.

“Included Contracts” mean the Contracts listed or described on Exhibit 8.1.
“Indebtedness” means, as of any time with respect to any Person, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any premiums, penalties, make-whole payments, termination fees, breakage costs and other fees and expenses that are due upon prepayment of such obligations) arising under, any obligations of such Person consisting of: (a) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith); (b) all amounts owing or due under any interest rate, currency, swap or other hedging Contracts in connection with the termination of such Contracts at Closing; (c) all capital lease obligations of such Person that are required to be capitalized in accordance with GAAP excluding the effects of ASC 842; (d) all reimbursement obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, but only to the extent that such letters of credit, bank guarantees, bankers’ acceptances or other similar instruments have been drawn upon; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course), all

Purchase Agreement

conditional sale obligations of such Person and all obligations of such Person under any title retention Contract; (f) any other obligation of any Seller Party or Acquired Company or their respective Affiliates for borrowed money pursuant to which the applicable creditor has a security interest in the Interests or the assets of an Acquired Company; (g) Liabilities for unpaid U.S. federal, state, local and foreign Taxes that are required to be accrued as current Liabilities as of the Closing under GAAP; and (h) all guarantees by such Person of any Liabilities of another Person of a type described in the foregoing clauses (a)-(g) (excluding any guaranty by one Acquired Company of the Liabilities of the other Acquired Company).
“Indemnified Party” has the meaning set forth in Section 7.4(a).
“Indemnifying Party” has the meaning set forth in Section 7.4(a).

“Intellectual Property” means any and all worldwide rights in an to all tangible and intangible interests, rights or assets (whether arising under statutory or common law, contract or otherwise), including: (a) ideas, Trade Secrets, know-how (technical, scientific and otherwise), designs, design files, patterns, artwork, drawings, diagrams, inventions and related improvements (whether or not patentable), discoveries, technology, business and technical information (including promotional material), work specifications, databases, data compilations and collections, tools, molds, outsole dies, assembly procedures, methods, processes, practices, formulas, techniques, developments (whether or not patentable), and other confidential and proprietary information, and all industrial designs; (b) trademarks (whether registered, unregistered or pending), service marks, service names, brands, brand names, product names, certification marks, collective marks, logos, trade dress, trade names, corporate names, fictitious names, other names, symbols (including business symbols), slogans and other similar indicia of source or origin, including adaptations, derivations, translations of any of the foregoing and any foreign or international equivalent of any of the foregoing (“Trademarks”), together with all goodwill connected or associated with the use thereof and symbolized thereby, and all advertising and marketing collateral (whether tangible or intangible) including any of the foregoing; (c) works of authorship (whether or not copyrightable) and works for hire; (d) internet domain names and internet rights (including the content contained therein, IP addresses and AS numbers) (“Domain Names”); (e) social media accounts, tags and handles (including the content contained therein, user names and passwords) (“Social Media”); (f) all product images and related assets used in the conduct of any catalog business or business over the internet and/or in any other electronic medium, including any websites, social media sites and accounts; (g) all advertising and marketing materials and collateral (including all physical, digital, or electronic imagery and design files), grading files, samples (including initial development samples, development samples, confirmation samples and heritage product samples), product catalogs, product libraries, product designs, product files, spec files, patterns, artwork, tech packs, tools, molds, and specifications (including tech specifications and fits), vendor and merchandise supplier data and information, tradeshow booths, displays, style archives, design archives and prototypes; (h) customer lists and databases (including all lists of current and past customers), and including any and all information relating in any way to the use of such lists for or by the Business, including (1) Personal Information, such as name, address, telephone number, email address, website and any other database information and (2) customer purchase history at a transaction level (including with respect to dollar amounts, dates, and items purchased, but excluding from the foregoing any credit card numbers or related customer payment source, social security numbers, or financial information prohibited by law); (i) all goodwill, rights, contracts

Purchase Agreement

(including all licenses and sublicenses granted or obtained with respect thereto) and all assets related to the foregoing; and (j) all other types, forms and embodiments of intellectual property or industrial property and assets.
“Intellectual Property Assets” has the meaning set forth in Exhibit 8.3.
“Intellectual Property Rights” means any and all rights in and to, arising out of (whether arising under statutory or common law, contract or otherwise), or associated with any Intellectual Property in any jurisdiction throughout the world, including: (a) issued and/or granted patents (whether provisional or non-provisional), including certificates of inventions, petty patents, utility patents, design patents, design registrations, industrial design registrations, registered designs and utility models and divisionals, divisions, continuations, continuations-in-part, substitutions, reissues, renewals, confirmations, reexaminations, extensions or restorations or any of the foregoing, and other governmental authority-issued indicia of invention ownership and applications for all of the foregoing (“Patents”); (b) registrations, applications for registration, and renewals of, any Trademarks and all common law rights in Trademarks, together with the goodwill connected with the use of and symbolized by, any of the foregoing; (c) registrations, applications for registration, and renewals of copyrights for works of authorship and all common law copyrights for works of authorship, moral rights, design rights, rights existing under any copyright laws and rights to prepare derivative works; (d) all registrations and other proprietary rights in Domain Names and Social Media; (e) all proprietary rights in Trade Secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (f) rights of publicity, image and likeness; (g) the right to sue for infringement and other remedies against past, present and future infringements and misappropriations of any of the foregoing; and (h) all rights to the enforcement and protection of interests in the foregoing under the laws of all jurisdictions.
“Interests” has the meaning set forth in Section 1.1.
“Interests Assignment” means instruments of assignment of membership interests to be entered into by Saucony and Buyer effecting the transfer of the Interests to Buyer in the form attached as Exhibit 8.2.

“IP Title Defect Correction Actions” has the meaning set forth in Section 4.10.

“IP Title Defects” has the meaning set forth in Section 4.10.

“IRS” means the United States Internal Revenue Service.
“Keds Blue Label License Agreement” means that certain Amended and Restated Keds License Agreement, dated January 9, 2023, by and among Keds, LLC, SR Holdings, and Sperry Top-Sider, LLC.
“Keds Purchase Agreement” means that certain Asset Purchase Agreement, dated as of February 7, 2023, by and among Vincent Camuto LLC, a Connecticut limited liability company, DBI Brands Management LLC, an Ohio limited liability company, Wolverine, Keds, LLC, a

Purchase Agreement

Massachusetts limited liability company, SR Holdings, Wolverine Outdoors, Inc., a Michigan corporation, and Wolverine Distribution, Inc., a Delaware corporation.
“Law” means any federal, state, foreign, local, municipal or other law (including common law), ordinance, statute, code, federal, state, foreign, local, municipal or other regulation, rule, order or treaty enacted, adopted, implemented, issued or promulgated by any Governmental Body.
“Liability” means any indebtedness, liability, claim, demand, Adverse Consequence, commitment, cost, expense, deficiency, guaranty, endorsement, Taxes, obligation or other liabilities of a Person (whether primary or secondary, direct or indirect, known or unknown, matured or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including those arising under any Law or Proceeding (including, for the avoidance of doubt, known or unknown) and those arising under any Contract, and including all costs and expenses relating thereto.
“Marketing and Design Agreements” means model, photographer, influencer, talent, content creation and third party contributor Contracts, and all other marketing, promotion, design and advertising agreements.
“Material Adverse Effect” means any event, circumstance, state of fact, change, development, effect or condition that, individually or in the aggregate: (a) is, or is reasonably likely to be, materially adverse to the business, financial condition, assets, liabilities, properties, or results of operations of the Business; provided, however, that none of the following changes will constitute, or will be considered in determining whether there has occurred, and no event, circumstance, change, effect or condition resulting from or arising out of any of the following will constitute, a Material Adverse Effect: (i) the announcement of the execution of this Agreement or another Transaction Document or the intended consummation of the transactions contemplated herein or therein in accordance with their respective terms (including any threatened or actual impact on any relationship with any customer, vendor, supplier, distributor, landlord or employee of the Business); (ii) the failure, in and of itself, of the Business to meet any estimate of revenues, earnings or other financial projections, performance measures or operating statistics (provided that the facts and circumstances underlying any such failure may be considered in determining whether there has occurred a Material Adverse Effect); (iii) any condition or change in economic conditions generally affecting the economy or the industries in which the Business operates; (iv) natural or manmade disaster or other acts of God, or any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency, war or the occurrence of any military or terrorist attack on the United States or any of its territories, possessions, offices or military installations; (v) any condition affecting financial, banking or securities markets generally (including any disruption thereof, any decline in the price of any security or market index and any change in interest rates, commodity prices or foreign exchange rates); (vi) any change in any Law, Orders or GAAP; (vii) Certain Events or any other public outbreak of disease or virus (including coronavirus) or other public health conditions, pandemics or emergencies; and (viii) the taking of any action required or expressly permitted by this Agreement or the other Transaction Documents, including the completion of the transactions contemplated hereby and thereby in accordance with their respective terms, except, with respect to a matter described in any of the foregoing clauses (a)(iii)-
(vi) of this definition, to the extent such matter has a disproportionate adverse effect on the

Purchase Agreement

Acquired Companies relative to other comparable businesses operating in the same industries in which the Acquired Companies operate; or (b) prevents, or is reasonably likely to prevent, any Seller Party from consummating, or materially impairs or delays, or is reasonably likely to materially impair or delay, the ability of any Seller Party to consummate, the transactions contemplated by this Agreement or another Transaction Document.

“Material Contracts” has the meaning set forth in Section 2.11(a).

“Mini-Basket” has the meaning set forth in Section 7.3(a).

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future direct or indirect equity holders, controlling Persons, directors, officers, employees, legal counsel, financial advisors, agents, Representatives, Affiliates, members, managers, general or limited partners, successors or assignees (or any former, current or future equity holder, controlling Person, director, officer, employee, legal counsel, financial advisors, agent, Representative, Affiliate, member, manager, general or limited partner, successor or assignee of any of the foregoing).
“Order” means any award, decree, stipulation, decision, injunction, judgment, order, ruling, or verdict entered, issued, made or rendered by any Governmental Body.
“Ordinary Course” means in accordance with the ordinary and customary operations of the applicable Acquired Company consistent with its past practices, as may be modified by Law or Certain Events.
“Organizational Documents” means the organizational documents of a non-natural Person, including, as applicable, the charter, or certificate of incorporation, bylaws, articles of organization or certificate of formation, operating agreement, trust agreement or similar governing documents, as amended.
“Other Intellectual Property” means third-party Intellectual Property being used in the Business under license or other right.
“Other IP Purchased Assets” means the assets of the Seller Parties or their Affiliates (other than the Acquired Companies) set forth on Exhibit 8.3.
“Party” and “Parties” have the meanings set forth in the Preamble.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Pending Proposition 65 Matter” means that certain matter identified as Center for Environmental Health v. Bali Leathers, Inc. and Center for Environmental Health v. Tommy Bahama Group, Inc., et al., filed on August 2, 2019 and September 12, 2019, respectively, in the Superior Court of the State of California, County of Alameda, Lead Case No. RG 190029736 (Consolidated with Case No. RG 19-034870) and the Consent Judgment by and among the Center for Environmental Health, Wolverine, Sperry Top-Sider, LLC and certain of Wolverine’s other Affiliates, as “Settling Defendants” thereunder, executed by Wolverine, Sperry Top-Sider, LLC

Purchase Agreement

and the other Affiliates party thereto on November 2, 2023, or any matter arising therefrom or related thereto.
“Permitted Encumbrances” means: (a) Encumbrances for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings; (b) imperfections of title and other similar Encumbrances that do not and would not reasonably be likely to materially detract from the value of the asset or property subject thereto or materially impair the continued use and/or occupancy of such asset or property in connection with the operation of an Acquired Company; (c) Encumbrances arising by operation of Law in the Ordinary Course, such as mechanics’ Encumbrances, materialmens’ Encumbrances, carriers’ Encumbrances, warehousemens’ Encumbrances and similar Encumbrances; provided that the underlying obligations are not delinquent or are being disputed in good faith; (d) pledges or deposits that secure the performance of tenders, statutory obligations, bonds, bids, leases, Contracts and similar obligations; (e) non- exclusive licenses for de-minimis uses of Intellectual Property granted in the Ordinary Course; and (f) Encumbrances to be discharged at Closing.
“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Body or other entity.
“Personal Information” means data that identifies or is reasonably capable of being used, directly or indirectly, to identify an individual or household, or is otherwise considered “personal information,” “personal data,” or a similar term under applicable Laws.
“Powers of Attorney” means (a) the power of attorney, dated as of the date hereof, by and among the Seller Parties and Sperry Top-Sider and (b) the power of attorney, dated as of the date hereof, by and among the Seller Parties and SR Holdings.
“Pre-Closing Contribution” has the meaning set forth in Section 2.5(b).
“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing
Date.
“Privacy Law” has the meaning set forth in Section 2.10(a).
“Proceeding” means any action, arbitration, known audit, known examination, known investigation, known review, hearing, known claim, demand, litigation, charge, audit, notice of violation, citation, summons, subpoena or investigation of any nature, proceeding or lawsuit (whether civil, criminal, administrative or regulatory, at law or in equity or other proceeding) including any of the foregoing commenced, brought, conducted or heard by or before any Governmental Body.
“Processing” (and cognates thereof) means, with respect to Personal Information, the receipt, access, collection, sharing, selling, disclosing, transferring, renting, retrieval, consultation, analysis, combination, accessing, storage, use, security, transfer, restriction, destruction, or other processing or operations or set of operations, whether or not by automated means.
“Proposition 65” has the meaning set forth in Section 2.8.

Purchase Agreement

“Purchase Price” has the meaning set forth in Section 1.2.
“Registered Intellectual Property” means (a) Company Patents, (b) Company Registered Marks, (c) Company Copyrights, and (d) all registered Domain Names and Social Media (i) owned or purported to be owned and used exclusively in connection with the Business by a Seller Party or any of its Affiliates or (ii) owned or purported to be owned by an Acquired Company.
“Released Claims” has the meaning set forth in Section 4.5(a).
“Representative” means, with respect to a particular Person, any director, officer, manager, managing member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Retail Store License Agreement” means the retail store license agreement, dated the date hereof, by and among Wolverine and certain of its Affiliates, on the one hand, and Buyer and the other hand, with respect to the Retained Sell-Off Products in Excluded Stores or Excluded Closing Stores.
“Retained Sell-Off Products” means (a) approximately 2,000 SKUs of Sperry-branded products that are located in, or which are destined for sale in, the European Union (b) approximately 46,000 SKUs of Sperry-branded products that are located in, or which are destined for sale in, or Mexico and (c) Sperry-branded products located at an Excluded Store or an Excluded Closing Store.
“Royalty Dispute” has the meaning set forth in Section 4.11.
“Royalty Payment” has the meaning set forth in Section 4.11.

“Royalty Straddle Period” has the meaning set forth in Section 4.11.

“Safety Requirements” has the meaning set forth in Section 2.16.

“Saucony” has the meaning set forth in the Preamble.

“Securities Act” means the Securities Act of 1933, as amended.
“Seller Financial Advisor” has the meaning set forth in Section 2.14.

“Seller Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Organization, Qualification and Power; Authorization), Section 2.2 (Capitalization; Title), Section 2.3(a) (Noncontravention), Sections 2.5(a) and (d) (Title to Assets), Section 2.6 (Tax Matters), Sections 2.7(a)-(c) and (f)-(g) (Absence of Changes), Section 2.9(a), the first three sentences of Section 2.9(f), clause (i) of Section 2.9(g), and clause (ii) of Section 2.9(g) to the extent arising from use or other exploitation of Company Owned Intellectual Property and Section 2.14 (Broker’s Fees).
“Seller Indemnified Parties” has the meaning set forth in Section 7.2(b).

Purchase Agreement

“Seller Parties’ Knowledge” means the actual knowledge, after reasonable inquiry, of Katherine Cousins, Fabi Avaralo, James Zwiers, Ethan Brackley and Mike Kochanny.
“Seller Parties’ Straddle Period License Payments” has the meaning set forth in Section 4.11
“Seller Party” and “Seller Parties” have the meaning set forth in the Preamble.
“Seller Related Persons” means each Seller Party (other than the Acquired Companies), their respective Affiliates and Representatives, and former, current or future successors and assigns.
“Seller Released Persons” has the meaning set forth in Section 4.5(b).
“Seller Tax Claims” has the meaning set forth in Section 4.4(c).

“Seller Transaction Expenses” means, in each case, to the extent not paid as of Closing, all fees, costs and expenses incurred by or on behalf of an Acquired Company in connection with this Agreement or the consummation of the transactions contemplated hereby (in each case, to the extent payable or owed by an Acquired Company, and whether invoiced before or after Closing), including: (a) brokers’, finders’ or investment bankers’ fees owing by an Acquired Company in connection with the negotiation, preparation, execution and consummation of the transactions contemplated hereby, including those of the Seller Financial Advisors; or (b) fees and expenses of legal counsel or other professional advisors incurred by or on behalf of an Acquired Company in connection with consummation of the transactions contemplated hereby. All Seller Transaction Expenses will be the responsibility of Wolverine.
“Shared IP” means (a) any and all common law Trademarks that are used or have been used as style names; and (b) all other unregistered Intellectual Property that is not exclusively used in connection with the Business, in each case of (a) and (b), as used on or in connection with products under the Sperry Brand and on or in connection with products sold by other Wolverine brands, and for which there is documentation of such historical use. Notwithstanding the foregoing, the Shared IP does not include: (i) the Wolverine name; (ii) the name of any other Wolverine brand or any related logos or marks; (iii) the Sperry Brand or any Trademarks confusingly similar thereto; or (iv) any Acquired Company IP.
“Shared IP License” has the meaning set forth in Section 4.8.
“Shrink-Wrap and Enterprise License” means (a) any “shrink-wrap” (or the functional equivalent) license for off-the-shelf Software (and services relating thereto, including cloud services, maintenance services and the like) or other Software commercially available for license or purchase, in each case with an aggregate annual value not exceeding $25,000, and (b) any Intellectual Property license from a third-party supplier that is entered into by a Seller Party or its Affiliates for use both in connection with the Sperry Brand and in connection with other Wolverine brands.
“Social Media” has the meaning set forth in the definition of Intellectual Property.

Purchase Agreement

“Software” means (a) all computer software, including source code, executable code, firmware, systems, tools, data, databases and other collections of data and all documentation relating thereto, (b) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (c) development and design tools, library functions and compilers, (d) technology supporting websites, and the contents and audiovisual displays of websites, and (e) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Sperry Top-Sider” has the meaning set forth in the second paragraph of this Agreement.

“Tax” or “Taxes” means any means any and all (a) domestic or foreign, federal, state, or local taxes, charges, fees, levies, imposts, escheat for unclaimed property, duties and governmental fees, or other like assessments or charges of any kind whatsoever, including income taxes (whether imposed on or measured by net income, gross income, income as specially defined, earnings, profits, or selected items of income, earnings, or profits), capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, value added taxes, goods and services taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, excise taxes, severance taxes, social security premiums, workers’ compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, ad valorem taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, and customs duties, (b) interest, penalties, fines, additions to tax, or additional amounts imposed by any Taxing Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Returns, (c) any liability in respect of any items described in clause (a) or clause (b) that is incurred by reason of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary, or aggregate group for any Taxable period, and (d) liabilities in respect of any items described in clause (a) or clause (b) payable by reason of Contract, assumption, transferee liability, operation of law, or otherwise.
“Tax Claims” has the meaning set forth in Section 4.4(c).
“Tax Indemnity” has the meaning set forth in Section 4.4(f).

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.
“Taxing Authority” means any federal, state, local or foreign Governmental Body or authority responsible for the imposition or collection of any Tax.
“Third-Party Proceeding” has the meaning set forth in Section 7.4(a).
“Trade Secrets” means trade secrets and confidential information, including all source code, documentation, know how, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information.

Purchase Agreement

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Transaction Documents” means this Agreement, the Unregistered IP Assignment, the Retail Store License Agreement and the Domain Name and Social Media Assignment Agreement.
“Transfer Taxes” has the meaning set forth in Section 4.4(d).
“Unregistered Intellectual Property” means (a) unregistered Trademarks, (b) unregistered works of authorship, and (c) Trade Secrets that, for each of (a)-(c), is (i) owned or purported to be owned by a Seller Party or any of its Affiliates and used exclusively in connection with the Business or (ii) owned or purported to be owned by an Acquired Company, and excluding Shared IP.
“Unregistered IP Assignment” means an Assignment of Intellectual Property Agreement to be entered into as of immediately prior to Closing pursuant to which the Seller Parties or their Affiliates assign to SR Holdings, LLC all Unregistered Intellectual Property owned by such Persons, in a form reasonably satisfactory to Buyer.
“Wolverine” has the meaning set forth in the Preamble.
ARTICLE 9
GENERAL
Section 9.1 Binding Effect; Benefits; Assignment. The terms of this Agreement and the other Transaction Documents executed or to be executed by a Party will be binding upon, inure to the benefit of and be enforceable by and against such Party and its successors and authorized assigns. Except as otherwise expressly provided in this Agreement or another Transaction Document, this Agreement and the other Transaction Documents are for the exclusive benefit of the Parties thereto and (as applicable) their respective successors and authorized assigns, and nothing in this Agreement or such other Transaction Document, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement or such other Transaction Document; provided that, notwithstanding the foregoing (a) the provisions of Section 4.5 are intended for the benefit of, and will be enforceable by, the Acquired Company Released Persons and the Seller Released Persons; and (b) the provisions of ARTICLE 7 are intended for the benefit of, and will be enforceable by, each Seller Related Person, Buyer Indemnified Party and Seller Indemnified Party. No Party may assign any of its rights or obligations under this Agreement or another Transaction Document to any other Person without the prior written consent of the other Party to this Agreement or the other Parties to such other Transaction Documents, as applicable, and any such attempted or purported assignment will be null and void. No Party may assign any of its rights or obligations under this Agreement or another Transaction Document to any other Person without the prior written consent of the other Party to this Agreement or the other Parties to such other Transaction Documents, as applicable, and any such attempted or purported assignment will be null and void; provided, however, that Buyer may, without consent, assign all or part of its rights under this Agreement or other Transaction Document to one or more of its Affiliates, which assignment will not relieve Buyer of any of its obligations under this Agreement or such other Transaction Document.

Purchase Agreement

Section 9.2 Entire Agreement. This Agreement, the exhibits and schedules to this Agreement (including the Disclosure Schedule) and the other Transaction Documents set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement or other Transaction Documents, as applicable, and supersede all prior Contracts, letters of intent, arrangements and understandings relating to the subject matter hereof and thereof. No representation, promise, inducement or statement of intention has been made by any Party in connection with the transactions contemplated by this Agreement or other Transaction Document that is not embodied in this Agreement or such other Transaction Document, as applicable, and no Party will be bound by or liable for any alleged representation, promise, inducement or statement of intention not so embodied.
Section 9.3 Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled (other than termination pursuant to ARTICLE 6), and any of its provisions may be waived, only by a written instrument executed by the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of a Party at any time to require performance of any provision of this Agreement will in no manner affect the right of that Party at a later time to enforce such provision. No waiver by a Party of any provision of this Agreement or the breach of any provision of this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of such provision or breach, or any other provision of this Agreement.
Section 9.4 Governing Law; Exclusive Jurisdiction. This Agreement and any dispute about which this Agreement is a subject will be governed by and construed in accordance with the applicable Laws of the State of Delaware, without regard to choice of law principles of any jurisdiction. The Parties agree not to bring any Proceeding related to or arising out of this Agreement in any court other than the state or federal courts located in Wilmington, Delaware.
Section 9.5 WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTIAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY FURTHER AGREES AND CONSENTS THAT ANY SUCH PROCEEDING WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Purchase Agreement

Section 9.6 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement must be in writing and will be deemed to have been duly given: (a) on the day of delivery, if delivered by hand; (b) on the day of delivery, if sent by electronic mail (with confirmation of receipt) at or prior to 5:00 p.m. Eastern time on a Business Day; (c) on the first Business Day following delivery, if sent by electronic mail on a day that is not a Business Day or after 5:00 p.m. Eastern Time on a Business Day; (d) on the first Business Day following deposit with a nationally recognized overnight delivery service; or (e) upon the earlier of actual receipt and the fifth Business Day following first class mailing, with first class, postage prepaid:

If to Buyer:
c/o Authentic Brands Group
Attn: Jay Dubiner
1411 Broadway, 21st Floor
New York, New York 10018
Email: _________________

with a copy to (which will not constitute notice):
Katten Muchin Rosenman LLP
Attn: Karen Ash, Esq and Ilana Lubin, Esq.
50 Rockefeller Plaza
New York, New York 10020
Email: ____________; ____________
If to any Seller Party:

Wolverine World Wide, Inc.
Attn: James D. Zwiers, Executive Vice President, President of Global Operations Group
9341 Courtland Drive NE
Rockford, Michigan 49351
Email: ________________

with a copy to (which will not constitute notice):

Wolverine World Wide, Inc.
Attn: Reginald M. Rasch, Senior Vice President, General Counsel and Secretary and
Jennifer J. Miller, VP and Associate General Counsel
9341 Courtland Drive, NE
Rockford, Michigan 49351
Email: ____________; ___________

Honigman LLP
Attn: Tracy T. Larsen
Jordan K. Schwartz

Purchase Agreement

200 Ottawa Avenue, NW, Suite 700
Grand Rapids, Michigan 49503-2308
Email: ________________
________________

A Party may change its address or e-mail address by prior written notice to the other Party provided as set forth in this Section 9.6.
Section 9.7 Counterparts. This Agreement may be executed by original signature or by digital or other electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.simplyagree.com) and in one or more counterparts, each of which will be deemed an original and together will constitute one and the same instrument.
Section 9.8 Expenses. Except as otherwise expressly provided in this Agreement, the Seller Parties, on one hand, and Buyer, on the other hand, will each pay all of their own expenses, costs and fees (including legal and other professional fees and costs) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (whether the transactions contemplated by this Agreement are consummated or not).
Section 9.9 Headings; Construction. The headings of the articles, sections and paragraphs in this Agreement have been inserted for convenience of reference only and will not restrict or otherwise modify any of the provisions of this Agreement. Unless otherwise expressly provided, the words “including,” “include” or “includes,” or other similar words, whenever used in this Agreement will be deemed to be immediately followed by the words “without limitation.” The words “herein,” “hereby,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to any particular section, subsection or paragraph contained in this Agreement. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The use of “or” is not an exclusive concept and may include both of the matters separated by the word “or.” The word “shall” or “will” denotes a directive and obligation, not an option. All references in this Agreement to Sections, Schedules or Exhibits are references to Sections of, and Exhibits and Schedules to, this Agreement, unless the context otherwise requires. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Neither this Agreement nor another Transaction Document (nor any uncertainty or ambiguity herein or therein) will be construed against a Party under any rule of construction or otherwise. No Party will be considered the draftsman of this Agreement or any other Transaction Document. The provisions of this Agreement have been negotiated by and chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against a Party. All references to dollars or “$” in this Agreement or another Transaction Document are to U.S. Dollars. References to a number of days refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded. Except as otherwise specified, whenever any action must be taken on or by a day that

Purchase Agreement

is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any accounting term not otherwise defined will have the meaning prescribed by GAAP.
Section 9.10 Partial Invalidity. Whenever possible, each provision of this Agreement and each other Transaction Document will be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained in this Agreement or other Transaction Document is, for any reason, held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or other Transaction Document, as applicable, which will otherwise remain in full force and effect. Upon any such determination that any provision of this Agreement or other Transaction Document is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement or other Transaction Document, as applicable, by replacing the invalid, illegal or unenforceable provisions with legal, valid and enforceable provisions the effect of which comes as close as practicable to the original intent of the Parties in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
Section 9.11 Certain Disclosure Matters. The Disclosure Schedule contains a series of schedules which, in part, set forth information specifically referred to in ARTICLE 2 and, in part, provide exceptions or qualifications to the representations and warranties contained in ARTICLE 2 (the latter schedules are not specifically referred to in ARTICLE 2). Neither the specification of any dollar amount in ARTICLE 2 nor the disclosure of a document or information in a schedule comprising part of the Disclosure Schedule is intended, or will be construed or offered in any dispute between the Parties as evidence of, the materiality of such dollar amount, document or information, nor does it establish any standard of materiality upon which to judge the inclusion or omission of any similar documents or information in that schedule or any other schedule comprising the Disclosure Schedule. The information contained in this Agreement and the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission to any third Person of any matter whatsoever, including of any violation of Law or breach of any Contract. An exception or qualification set forth in the Disclosure Schedule with respect to a particular representation or warranty will be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate on its face so as to make reasonably clear that such exception or qualification is applicable to such other representations and warranties, whether or not such exception or qualification is so numbered or such other representations and warranties expressly refer to a schedule comprising the Disclosure Schedule. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedule, which additional matters are included for information purposes only.
Section 9.12 Specific Performance. The Parties agree that irreparable damage may occur to the non-breaching Party if any provision of this Agreement were not performed by a Party in accordance with the terms hereof (including failing to take such actions as are required of them to consummate the transactions contemplated hereby). Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. A Party seeking an injunction or injunctions

Purchase Agreement

to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with any such order or injunction.
Section 9.13 Representation by Retained Firms; Privileged Communications. In the event of any dispute following Closing between Buyer or any of its Affiliates (including post- Closing with respect to Buyer, the Acquired Companies), on the one hand, and one or more Seller Parties or any of their respective Affiliates, on the other hand, Buyer and the Acquired Companies hereby consent to the representation by Honigman LLP and Warner, Norcross + Judd LLP (each a “Retained Firm”) of any or all of such Persons notwithstanding the prior representation of the Acquired Companies by such Retained Firms. Buyer and its Affiliates, including post-Closing the Acquired Companies, hereby waive any right to object thereto on the basis of any conflict of interest arising from such representation or similar claim. Buyer acknowledges and agrees that as to all pre-Closing communications between or among any Seller Parties and their respective employees, agents and Affiliates, on one hand, and any Retained Firm and any other legal counsel retained by the Seller Parties, on the other hand, relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary or other privilege belong to and may be controlled by Wolverine, and will not pass to or be claimed by Buyer or any of its Affiliates (including, following Closing, with respect to either Acquired Company).
Section 9.14 No Recourse. Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their Affiliates that no Non-Recourse Party of a Party to this Agreement will have any Liability relating to this Agreement, any other Transaction Document or other transactions contemplated hereby or thereby except to the extent expressly agreed to in writing by such Non-Recourse Party.
[SIGNATURE PAGE FOLLOWS]

Purchase Agreement

DocuSign Envelope ID: 7BA12E2A-0C9B-4C1A-AD8F-81727258144D

The Parties have executed this Purchase Agreement as of the date stated in the first paragraph hereof.
BUYER:

ABG INTERMEDIATE HOLDINGS 2 LLC

By:        /s/ Jay Dubiner_______________________
Name: Jay Dubiner
Title: Chief Legal Officer

SELLER PARTIES:

WOLVERINE WORLD WIDE, INC.

By:        ___________________________________
Name:
Title: SAUCONY, INC.
By:    ____________________________________
Name:
Title:

ACQUIRED COMPANIES:
SPERRY TOP-SIDER, LLC

By:        ___________________________________
Name:
Title:

SR HOLDINGS, LLC

By:    ____________________________________
Name:
Title:

[Signature Page to Purchase Agreement]

DocuSign Envelope ID: A49CE7D0-FB70-422B-840F-1EC94430AA96

SELLER PARTIES:

WOLVERINE WORLD WIDE, INC.

By:        /s/ James D. Zwiers____________________
Name: James D. Zwiers
Title: Executive Vice President and President of Global Operations

SAUCONY, INC.

By:    __________________________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

ACQUIRED COMPANIES:

SPERRY TOP-SIDER, LLC

By:    _______________________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

SR HOLDINGS, LLC

By:    _______________________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

[Signature Page to Purchase Agreement (continued)]

\\4126-9743-6237 v7

DocuSign Envelope ID: 539BAEE5-0F40-4E99-B05E-C420EEBB46FD

SELLER PARTIES:

WOLVERINE WORLD WIDE, INC.

By:    _______________________________
Name: James D. Zwiers
Title: Executive Vice President and President of Global Operations

SAUCONY, INC.

By:    /s/ Jennifer J. Miller____________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

ACQUIRED COMPANIES:

SPERRY TOP-SIDER, LLC

By:    /s/ Jennifer J. Miller____________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

SR HOLDINGS, LLC

By:    /s/ Jennifer J. Miller____________________
Name: Jennifer J. Miller
Title: Vice President and Secretary

[Signature Page to Purchase Agreement (continued)]

\\4126-9743-6237 v7

EXHIBIT 1.4(B)(IX)

TERMINATED CONTRACTS
None.

EXHIBIT 4.4(e)
PURCHASE PRICE ALLOCATION

The Purchase Price will be allocated among Class VI and Class VII assets and among no other asset classes.

EXHIBIT 8.1
INCLUDED CONTRACTS
Distribution Agreements
1.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear And Accessories), effective as of January 1, 2023, by and between Wolverine and Pacifica Elements Co., Ltd.
2.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), dated effective as of January 1, 2022, by and between Wolverine and Mahadevan Group.
3.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear And Accessories), effective as of January 1, 2022, by and between Wolverine and Nevada Sport Ltd.
4.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2022, by and between Wolverine and Shirnat Fashion International.
5.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of June 1, 2021, by and between Wolverine and SIA Baltic Street.
6.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2021, by and between Wolverine and Sjoklint Agenturer AB.
7.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2021, as amended by that Amendment Number 1 To Sperry Top- Sider® Footwear Distribution Agreement, dated December 13, 2021, as further amended by Amendment Number 2 To Sperry Top-Sider® Footwear Distribution Agreement, dated April 26, 2023, by and between Wolverine and So Simple Distribution SPA.
8.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear And Accessories), effective as of January 1, 2022, by and between Wolverine and Sports Inc, (PVT) Limited.
9.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), dated effective as of January 1, 2023, by and between Wolverine and Sprint Distribution Pty Ltd.
10.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of October 1, 2022, as amended by that Amendment Number 1 To Sperry Top- Sider® Footwear Distribution Agreement, dated March 20, 2023, by and between Wolverine and Sunglass Palace PVT LTD.
11.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2022, by and between Wolverine and VETO S.A.
12.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear, Apparel, and Accessories), effective as of January 1, 2022, by and between Wolverine and Club Shoes Corp.

13.Wolverine World Wide, Inc. Non-Exclusive Distribution Agreement (Sperry Top-Sider® Footwear), effective as of May 1, 2023, by and between Wolverine and Footsure Western Limited.
14.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear, Apparel, and Accessories), effective as of January 1, 2023, by and between Wolverine and Iconic Advantage International Inc. *
15.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2024, by and between Wolverine and Vintage Sports Pte Ltd.
16.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear), effective as of January 1, 2015, by and between Wolverine and ABC Mart, Inc. The term of this agreement expired December 31, 2017, and the parties have been operating under its terms since the expiration date during ongoing negotiations regarding go-forward relationship.
17.Wolverine World Wide, Inc. Distribution Agreement (Sperry Top-Sider® Footwear and Apparel), effective as of January 1, 2016, by and between Wolverine and ABC-Mart Korea, Inc. The term of this agreement expired December 31, 2020, and the parties have been operating under its terms since the expiration date during ongoing negotiations regarding go-forward relationship.

Collaboration Agreements
1.Collaboration Agreement dated as of July 25, 2023 by and between Wolverine World Wide, Inc. and Beams Co., Ltd.*
2.Collaboration Agreement dated as of August 22, 2022, by and between Wolverine World Wide, Inc. and Malbon Golf, LLC.*
3.Collaboration Agreement dated as of August 26, 2022, by and between Wolverine World Wide, Inc. and Blackstock and Weber, Inc.*
4.Collaboration Agreement dated as of May 2023, by and between Wolverine World Wide, Inc. and Future PLC, d/b/a Who What Wear. *
5.Collaboration Agreement dated as of May 19, 2023, by and between Wolverine World Wide, Inc. and Concepts International LLC. *
6.Collaboration Agreement dated as of December 18, 2023, by and between Wolverine World Wide, Inc. and Todd Snyder, Inc.*
7.Collaboration Agreement dated as of August 2023, by and between Wolverine World Wide, Inc. and Fresh Rags, Inc.*
8.Collaboration Agreement dated November 2023, by and between Wolverine World Wide, Inc. and Palmes ApS.*

* Pursuant to that certain Transition Services Agreement, dated as of the date hereof, by and between Aldo and Wolverine, Aldo is responsible for payments due under the

Collaboration Agreements through the term thereof, and the Acquired Companies are not responsible for such payments.

Marketing and Design Agreements
1.Sperry Model Photoshoot Agreement, effective as of October 25, 2023, by and between Wolverine and Nancy Ortiz, on behalf of Nathalie Darcas.
2.Sperry Model Photoshoot Agreement, effective as of October 24, 2023, by and between Wolverine and Rachel Ly.
3.Sperry Model Photoshoot Agreement, effective as of October 25, 2023, by and between Wolverine and Sergio Garcia, on behalf of Mohamed Ouedraogo.
4.Sperry Model Photoshoot Agreement, effective as of October 20, 2023, by and between Wolverine and Spartan Daggenhurst.
5.Sperry Model Photoshoot Agreement, effective as of August 15, 2023, by and between Wolverine and Paige Watkins.
6.Sperry Model Photoshoot Agreement, effective as of August 15, 2023, by and between Wolverine and Hechan Da Silva.
7.Sperry Model Photoshoot Agreement, effective as of April 28, 2023, by and between Wolverine and Michael Lockley.
8.Sperry Model Photoshoot Agreement, effective as of April 11, 2023, by and between Wolverine and Kate Bunn, on behalf of Rachel Ly.
9.Sperry Model Photoshoot Agreement, effective as of April 12, 2023, by and between Wolverine and Sara Smith.
10.Sperry Model Photoshoot Agreement, effective as of April 10, 2023, by and between Wolverine and Alex Ordonez.

EXHIBIT 8.2
INTERESTS ASSIGNMENT

(See attached)

ASSIGNMENT OF MEMBERSHIP INTERESTS (SPERRY TOP-SIDER, LLC)

January 10, 2024

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Saucony, Inc., a Massachusetts corporation (the “Assignor”), hereby sells, conveys, assigns, transfers and delivers unto ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“Buyer”), all of the Assignor’s right, title and interest in and to an aggregate of One Hundred Percent (100%) of the membership interests (the “Interests”) of Sperry Top-Sider, LLC, a Massachusetts limited liability company (the “Company”), standing in the Assignor’s name on the books of the Company. Capitalized terms used but not defined herein shall have the meaning attributed to them in the Purchase Agreement (as defined below). The Assignor hereby constitutes and appoints any officer of the Company as the Assignor’s true and lawful attorney-in-fact, with full power of substitution, to transfer the Interests on the books of the Company in accordance with this Assignment.

This Assignment of Membership Interests (“Assignment”) is made solely to effect the transfer and assignment of the Interests in accordance with the Purchase Agreement by and among the Assignor, Buyer and the other parties thereto, dated as of the date hereof (the “Purchase Agreement”). This Assignment does not, and will not be deemed to, amend, modify, change, expand, restrict, waive, supersede or otherwise affect the representations, warranties, covenants or agreements of the parties in the Purchase Agreement.

This Assignment will be governed by the laws of the State of Delaware, without regard to its conflict-of-law principles. This Assignment will be binding on the undersigned and its successors and assigns and will be for the benefit of Buyer and its successors and assigns.

(Signature page follows)

IN WITNESS WHEREOF, this Assignment of Membership Interests is effective as of the date set forth above.

ASSIGNOR:

SAUCONY, INC.

By: _______________________________
Name:
Title:

BUYER:

ABG INTERMEDIATE HOLDINGS 2 LLC

By: _______________________________
Name:
Title:

ASSIGNMENT OF MEMBERSHIP INTERESTS (SR HOLDINGS, LLC)

January 10, 2024

For good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Saucony, Inc., a Massachusetts corporation (the “Assignor”), hereby sells, conveys, assigns, transfers and delivers unto ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“Buyer”), all of the Assignor’s right, title and interest in and to an aggregate of One Hundred Percent (100%) of the membership interests (the “Interests”) of SR Holdings, LLC, a Delaware limited liability company (the “Company”), standing in the Assignor’s name on the books of the Company. Capitalized terms used but not defined herein shall have the meaning attributed to them in the Purchase Agreement (as defined below). The Assignor hereby constitutes and appoints any officer of the Company as the Assignor’s true and lawful attorney-in- fact, with full power of substitution, to transfer the Interests on the books of the Company in accordance with this Assignment.

This Assignment of Membership Interests (“Assignment”) is made solely to effect the transfer and assignment of the Interests in accordance with the Purchase Agreement by and among the Assignor, Buyer and the other parties thereto, dated as of the date hereof (the “Purchase Agreement”). This Assignment does not, and will not be deemed to, amend, modify, change, expand, restrict, waive, supersede or otherwise affect the representations, warranties, covenants or agreements of the parties in the Purchase Agreement.

This Assignment will be governed by the laws of the State of Delaware, without regard to its conflict-of-law principles. This Assignment will be binding on the undersigned and its successors and assigns and will be for the benefit of Buyer and its successors and assigns.

(Signature page follows)

IN WITNESS WHEREOF, this Assignment of Membership Interests is effective as of the date set forth above.

ASSIGNOR:

SAUCONY, INC.

By: _______________________________
Name:
Title:

BUYER:

ABG INTERMEDIATE HOLDINGS 2 LLC

By: _______________________________
Name:
Title:

EXHIBIT 8.3
OTHER IP PURCHASED ASSETS
The Other IP Purchased Assets include the following assets:

(a)the Domain Names listed on Schedule 2.9(a) owned by Wolverine and all other Intellectual Property Rights: (i) owned or held for use exclusively in connection with the Business by any Seller Party or their Affiliates (other than the Acquired Companies), (ii) in any product designs, patterns or prints that are used or have been used in connection with products under the Sperry Brand and are owned or held for use by any Seller Party or their Affiliates (other than the Acquired Companies); or (iii) constituting all rights of publicity, image and likeness of Paul Sperry owned or held for use by any Seller Party or their Affiliates (other than the Acquired Companies), in each case of (i) – (iii) together with all rights to enforce such Intellectual Property Rights with respect to past, present and future infringements and misappropriations thereof (the “Intellectual Property Assets”);
(b)rights by any Seller Party or Affiliate of any Seller Party (other than the Acquired Companies) under all Marketing and Design Agreements, co-existence agreements and settlement agreements relating to the Intellectual Property Assets, including those listed on Schedule 2.9(d); provided, however that the settlement agreements with Sunflower Licensing LLC and Geographic Location Innovations, LLC, and the voluntary dismissal with DigiPortal LLC, each of which is set forth on Schedule 2.9(g) and each of which is related exclusively to e-commerce activities of the Business, will be excluded from the Other IP Purchased Assets;
(c)the rights under the Marketing and Design Agreements set forth on Schedule 2.9(e)(iii) to extent to the applicable to the Sperry Brand;
(d)the Included Contracts;
(e)to the extent within the applicable Seller Party’s or its Affiliate’s possession or control, all original chain of tile documents, prosecution and opposition histories, copies of all records, documents, reports, analyses, and other writings, whether in hard copy or electronic, to the extent exclusively relating to the Intellectual Property Assets or the Acquired Company IP, including legal files in the possession of such Seller Party’s or its Affiliate’s legal departments or maintained by such Seller Party’s or its Affiliate’s attorney(s) or accountant(s); provided, however, that the Parties acknowledge and agree that the actual transfer of such files and records will begin promptly following Closing;
(f)         copies of the list of commercial customers and the list of licensees that (i) are or (ii) have been used or held for use in the last three (3) years by any Seller Party in connection with the Intellectual Property Assets or the Acquired Company IP, which lists are located in Folder 2.5 of the Data Room, and including the e-commerce customer lists and wholesale accounts pertaining to distribution of Sperry branded products by the Seller Parties’ affiliate in Mexico;
(g)all consumer data collected or received, and maintained, in connection with the operation of the Business, to the extent such consumer data is assignable to Buyer pursuant to the terms of this Agreement in accordance with all applicable Data Protection Obligations, which data is being delivered by Seller Parties to Aldo;
(h)to the extent transferable, all express and implied warranties, indemnities and guarantees to the extent exclusively related to the Intellectual Property Assets or the Acquired Company IP;
(i)all proceeds, benefits and assets of the foregoing;
(j)         all rights, causes of action, judgments, claims, reimbursements, and demands under manufacturers’, suppliers’, contractors’, licensors’ and vendors’ warranties related exclusively to the foregoing (a) through (i), in each case, with respect to the period beginning at Closing; and
(k)each Seller Party’s goodwill with respect to the Business, if any.
The Other IP Purchased Assets exclude software.

EXHIBIT 8.4

EXCLUDED CLOSING STORES

Store No.	Store	Sell-Off Period Expiration
5234	Atlanta, GA	April 1, 2024
5235	Simpsonville, KY	April 1, 2024
5210	Byron Center, MI	February 29, 2024
5106	Galveston, TX	February 29, 2024
5217	Dallas, TX	February 29, 2024
5236	Dawsonville, GA	September 30, 2024
5239	Birch Run, MI	September 30, 2024
5238	Grove City, PA	September 30, 2024
5208	Pottstown, PA	October 31, 2024
5110	Edinburgh, IN	January 31, 2025

SCHEDULE 7.2(A)(VII)
SPECIFIC INDEMNITIES

Any and all Adverse Consequences arising out of, resulting from or attributable to:

1.the Proposition 65 Matter;

2.any and all open or pending matters set forth on Schedule 2.9(g), including, without limitation, the BMG Matter;

3.the Keds Purchase Agreement;

4.ownership by SR Holdings of Stride Rite Mexico, S.A. de C.V.;

5.the California Invasion of Privacy Matter; and

6.the Pre-Closing Contribution.